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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TELADOC HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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TELADOC HEALTH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2019

Dear Stockholders:

              We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Teladoc Health, Inc. ("Teladoc Health" or the "Company"). Our 2019 Annual Meeting of Stockholders will be held on Thursday, May 30, 2019 at 2:00 p.m. EDT and will be a completely virtual meeting of stockholders. You will be able to attend the 2019 Annual Meeting of Stockholders, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TDOC2019. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the "Notice") or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the Annual Meeting in person.

              Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Notice you received in the mail. We have also made available a copy of our 2018 Annual Report with the accompanying proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

              At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters, all of which are discussed in greater detail in the accompanying proxy statement:

  1.
  electing the director-nominees named in the proxy statement;

  2.
  approving, on an advisory basis, the compensation of Teladoc Health's named executive officers;

  3.
  ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  4.
  transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

              Only stockholders of record at the close of business on April 5, 2019 may vote at the meeting or any postponement(s) or adjournment(s) of the meeting.

By order of the Board of Directors,
Adam C. Vandervoort Chief Legal Officer and Secretary

April 19, 2019

HOW TO VOTE: Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in the accompanying proxy statement as well as in the Notice you received in the mail.

2019 PROXY STATEMENT

i

ii

Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002

www.teladochealth.com

2019 PROXY STATEMENT

              The Board of Directors (the "Board") of Teladoc Health, Inc. ("Teladoc Health" or the "Company") is furnishing you this proxy statement in connection with the solicitation of proxies for use at the 2019 Annual Meeting of Stockholders (the "Annual Meeting") to be held via live webcast at www.virtualshareholdermeeting.com/TDOC2019 on Thursday, May 30, 2019 at 2:00 p.m. EDT. At the meeting, stockholders will be asked to consider and vote upon the following matters:

  1.
  electing the director-nominees named in the proxy statement;

  2.
  approving, on an advisory basis, the compensation of Teladoc Health's named executive officers;

  3.
  ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  4.
  transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

              By submitting your proxy (via the Internet, telephone or mail), you authorize Mr. Adam C. Vandervoort, Teladoc Health's Chief Legal Officer and Secretary, and Mr. Gabriel Cappucci, Teladoc Health's Senior Vice President, Chief Accounting Officer and Controller, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement(s) or adjournment(s) of the meeting.

              Teladoc Health's 2018 Annual Report, which includes Teladoc Health's audited financial statements, is being made available to Teladoc Health's stockholders concurrently herewith. Although the 2018 Annual Report is being made available concurrently with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

              We are first making this proxy statement and accompanying materials available to stockholders on or about April 19, 2019.

              We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:

  •
  Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/TDOC2019

  •
  Webcast starts at 2:00 p.m. EDT

  •
  Stockholders need a sixteen-digit control number to join the Annual Meeting

  •
  Stockholders of record at the close of business on April 5, 2019 may vote and submit questions while attending the Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

              Teladoc Health is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of Teladoc Health common stock at the close of business on April 5, 2019, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What is the purpose of the Annual Meeting?

              At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

  1.
  electing the director-nominees named in this proxy statement;

  2.
  approving, on an advisory basis, the compensation of Teladoc Health's named executive officers;

  3.
  ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  4.
  such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

              Our Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the online meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Why is the Annual Meeting being webcast?

              The Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

              In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we are permitted to furnish proxy materials, including this proxy statement and our 2018 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you vote by Internet or telephone, please do not also mail your proxy card.

Who is entitled to vote?

              The record date for the meeting is April 5, 2019. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Teladoc Health common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 71,498,205 shares of Teladoc Health common stock outstanding.

              A list of stockholders entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting.

Am I entitled to vote if my shares are held in "street name"?

              If your shares are held by a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares held in "street name." If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee, as the record holder, along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

How are abstentions and broker non-votes treated?

              Shares of our common stock represented by proxies that are marked "ABSTAIN," or which constitute broker non-votes, will be counted as present at the meeting for the purpose of determining a quorum. Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors, an advisory vote on executive compensation or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters.

              Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) or the ratification of the appointment of Ernst & Young LLP (Proposal 3).

How can I vote my shares without attending the online meeting?

              Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

              Proxies submitted electronically or by telephone as described above must be received by 11:59 p.m. EDT on May 29, 2019. Proxies submitted by mail should be received before 10:00 a.m. EDT on May 29, 2019.

              If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

  •
  "FOR" the election of the director-nominees to the Board (Proposal 1);
  •
  "FOR" the approval of the compensation of Teladoc Health's named executive officers (Proposal 2); and
  •
  "FOR" ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3).

Can I revoke my proxy and change my vote?

              You may change your vote at any time prior to the taking of the vote at the online meeting. If you are the stockholder of record, you may change your vote by:

  (1)
  granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
  (2)
  providing a written notice of revocation to Teladoc Health's corporate secretary at Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577 prior to your shares being voted; or
  (3)
  attending the online meeting AND voting.

              Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.

How many shares must be present to hold the online meeting?

              A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

              If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How can I vote my shares during the online meeting?

              The Company will be hosting the Annual Meeting live online. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/TDOC2019. The webcast will start at 2:00 p.m. EDT. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

              Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2019 during the meeting. You will need your control number found in the Notice. Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the online meeting.

Will my vote be kept confidential?

              Yes, your vote will be kept confidential and not disclosed to Teladoc Health unless:

  •
  required by law;
  •
  you expressly request disclosure on your proxy; or
  •
  there is a proxy contest.

Who will count the votes?

              Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.

How does the Board recommend I vote on the proposals?

              The Board recommends that you vote:

  •
  "FOR" the election of the director-nominees to the Board (Proposal 1);
  •
  "FOR" the approval of the compensation of Teladoc Health's named executive officers (Proposal 2); and
  •
  "FOR" ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3).

What vote is required to approve each proposal and how are votes counted?

Proposal 1 – Election of Directors	The affirmative vote of a plurality of the votes cast at the online meeting is required to elect the director-nominees. This means that the director-nominees will be elected if they receive more affirmative votes than any other person. The proxy card enables you to vote "FOR" all nominees proposed by the Board, to "WITHHOLD" authority for all nominees or to vote "FOR ALL EXCEPT" one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. If you vote "WITHHOLD" with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors.

Proposal 2 – Advisory Vote Approving the Compensation of Teladoc Health's Named Executive Officers	The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of Teladoc Health's named executive officers. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 2. This vote, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company's executive compensation program.

Proposal 3 – Ratifying the Appointment of the Independent Registered Public Accounting Firm	Ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 3.

Who can help answer my questions regarding the Annual Meeting or the proposals?

    You may contact Teladoc Health to assist you with your questions. You may reach Teladoc Health at:

    Teladoc Health, Inc.

    Attention: Investor Relations
    2 Manhattanville Road, Suite 203
    Purchase, New York 10577
    (914) 265-6706

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

              Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Corporate Governance Guidelines are reviewed annually and periodically amended as the Board enhances the Company's corporate governance practices.

              The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws and possible conflicts of interest.

              We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.teladochealth.com by clicking through "Corporate Governance."

Bylaw Amendments

              In February 2019, our Board amended our Bylaws to implement proxy access. Pursuant to our amended Bylaws, a stockholder or a group of up to 25 stockholders owning 3% or more of the shares of the Company's capital stock continuously for at least three years may nominate, and include in the Company's proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of the Company's capital stock, provided that the stockholder (or group) and each nominee satisfies the requirements specified in our Bylaws.

Board of Directors and Committees

Board Leadership Structure

              Our governance framework provides the Board with the flexibility to select the appropriate leadership structure for Teladoc Health. This will be driven by the needs of the Company as well as the particular makeup of the Board at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles, and Teladoc Health's governing documents do not mandate a particular structure.

              Our current leadership structure consists of the Chairman of the Board, a separate Chief Executive Officer and strong, active independent directors. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and management of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, directs the agenda for Board meetings and presides over meetings of the full Board. Another component of our leadership structure is the active role played by our independent directors in overseeing the Company's business, both at the Board and Committee level.

              Consistent with our Corporate Governance Guidelines, ten of eleven of our current directors are considered independent within the meaning of the rules of the New York Stock Exchange (the "NYSE"), the non-independent member being Jason Gorevic, our Chief Executive Officer. In addition, all members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the SEC and NYSE. The Board has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Messrs. Shedlarz and Goldstein, are "audit committee financial experts" as such term is defined in Item 407 of Regulation S-K promulgated by the SEC.

              At least annually, the Nominating and Corporate Governance Committee discusses the structure and composition of the Board and reviews the current leadership structure. This is discussed with the full Board as part of the Board's annual evaluation to assess its effectiveness and takes into account our current business plans and long-term strategy, as well as the particular makeup of the Board at that time.

              The Board held the following meetings during 2018, either in person or by teleconference: eight full-Board meetings; four Audit Committee meetings; seven Compensation Committee meetings; four Nominating and Corporate Governance Committee meetings; and four Quality of Care and Patient Safety Committee meetings. During 2018, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the full Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. Under Teladoc Health's Corporate Governance Guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about Company business and operations. Each director is expected to attend the Annual Meeting. All of our directors that were directors at the time of the 2018 annual meeting of stockholders (the "2018 Annual Meeting") attended the 2018 Annual Meeting.

              Non-employee Board members meet without management present at least quarterly, at regularly scheduled executive sessions. Mr. Snow, Chairman of the Board, presides over meetings of the non-employee and independent directors. The purpose of these sessions is to promote open discussions among the independent directors concerning the business and affairs of the Company as well as matters concerning management, without any member of management present.

Committees of the Board

              The Board has four standing committees: Audit; Compensation; Nominating and Corporate Governance; and Quality of Care and Patient Safety. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at ir.teladochealth.com by clicking through "Corporate Governance."

              Audit Committee. The principal functions of the Audit Committee are to: (i) select, approve the compensation of and assess the independence of an independent registered public accounting firm for us; (ii) review and approve management's plan for engaging Teladoc Health's independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of Teladoc Health's independent registered public accounting firm; (iii) review our annual financial statements and other financial reports which require review and/or approval by the Board; (iv) oversee the integrity of our financial statements and our systems of disclosure controls and internal control over financial reporting and our compliance with legal and regulatory requirements; (v) review the scope of audit plans of our independent registered public accounting firm and the results of its audit; (vi) evaluate the performance of our independent registered public accounting firm; (vii) review our earnings releases; (viii) review all related-party transactions for potential conflicts of interest and approve all such transactions; and (ix) review and evaluate Teladoc Health's risk management plans, including relating specifically to information technology security and data privacy compliance. Mr. Shedlarz is Chairman of the Audit Committee. Messrs. Goldstein, McAndrews and Multani are members of the Audit Committee.

              Compensation Committee. The principal functions of the Compensation Committee are to: (i) review and approve corporate goals and objectives relative to the compensation of our Chief Executive Officer; (ii) evaluate the performance of our Chief Executive Officer in light of such corporate goals and objectives and determine his compensation; (iii) review and approve the compensation of our other senior officers; (iii) review and establish our overall management compensation, philosophy and policy; (iv) administer and oversee our 2015 Incentive Award Plan (as amended and restated effective May 25, 2017) (the "Incentive Award Plan"), the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and the Teladoc Health, Inc. 2017 Employment Inducement Incentive Award Plan (as amended on July 11, 2017, the "Inducement Plan"); (v) evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE; (vi) retain and approve the compensation of any compensation advisor; (vii) review and approve our policies and procedures for equity-based incentive awards; (viii) review and make recommendations to the Board concerning our director compensation; and (ix) ratify the report required by the rules of the SEC to be included in our annual proxy statement. Mr. McKinley is Chairman of the Compensation Committee. Messrs. McAndrews, Multani, Shedlarz and Snow are members of the Compensation Committee.

              The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities and may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

              In 2018, the Compensation Committee engaged Radford, a division of Aon Consulting, Inc. ("Radford"), to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and believes Radford's work in 2018 did not raise a conflict of interest. For additional information regarding the role of our Chief Executive Officer and Radford in determining our executive and director compensation in 2018, please refer to the section entitled "Compensation Discussion and Analysis—Determination of Compensation."

              Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to: (i) develop and recommend to the Board criteria for Board and committee membership; (ii) establish procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; (iii) identify individuals qualified to become Teladoc Health directors; (iv) recommend to the Board nominees for election as directors and to each of the Board's committees; (v) oversee the annual evaluation of the Board and its committees; (vi) review and discuss with the Board corporate succession plans for our Chief Executive Officer and for other key officers; and (vi) oversee the development and administration of our Corporate Governance Guidelines. Mr. Goldstein is Chairman of the Nominating and Corporate Governance Committee. Dr. Frist, Mr. Snow and Mr. Paulus are members of the Nominating and Corporate Governance Committee.

              Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee is governed by a written charter adopted in April 2016. The Quality of Care and Patient Safety Committee assists the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members. The Quality of Care and Patient Safety Committee maintains communication between the Board and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety. Dr. Frist is Chairman of the Quality of Care and Patient Safety Committee. Dr. Smith, Messrs. Goldstein and Paulus and Ms. Darling are members of the Quality of Care and Patient Safety Committee.

Board Role in Risk Oversight

              The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management, and the Company's independent auditors, our major risk exposures, their potential financial impact on Teladoc Health and the steps we take to manage these risks.

              In general, management is responsible for the day-to-day management of the risks Teladoc Health faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.

              The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management and the independent auditors.

              The Audit Committee assists the Board with oversight of risk management by reviewing the Company's financial statements and meeting with the Company's independent auditors at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal control systems and discusses with management the Company's major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

              In addition, our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose. In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

              Our Nominating and Corporate Governance Committee also assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board, succession planning for our directors and corporate governance. Our Quality of Care and Patient Safety Committee does so with respect to the management of risks associated with the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety.

Identifying and Evaluating Director-Nominees

              The Board is responsible for selecting its own members. It delegates the selection and nomination process to its Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and management, will be requested to take part in the process as appropriate.

              Generally, the Nominating and Corporate Governance Committee identifies candidates for director-nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or current directors or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Dr. Smith was appointed to the Board following the 2018 Annual Meeting; he was identified for the Nominating and Corporate Governance Committee by one of the Company's existing directors.

              Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director-nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as director-nominees for election to the Board.

              When assessing director candidates, the Nominating and Corporate Governance Committee will consider such nominee's qualifications, skills and attributes, including depth and breadth of professional experience and independence. Such nominee must, at a minimum, have demonstrated exceptional ability and judgment and, to the extent it can be ascertained, be of the highest personal and professional integrity. The Nominating and Governance Committee does not have a formal policy with respect to diversity. However, the Board seeks to have a Board that reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, as applicable to our industry. The Board assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process.

              Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications to our corporate secretary at Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577, who will forward all recommendations to the Committee. The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. The Nominating and Corporate Governance Committee has full discretion in considering all nominations to the Board. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the Nominating and Corporate Governance Committee) must comply with the requirements described in this proxy statement and our Bylaws. See "Additional Information—Procedures for Submitting Stockholder Proposals."

Communications with Directors

              You may communicate directly with any member or committee of the Board by writing to: Teladoc Health Board of Directors, c/o Corporate Secretary, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. Please specify to whom your letter should be directed. Our corporate secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. Board members may, at any time, review a log of all correspondence received by Teladoc Health that is addressed to Board members and request copies of any such correspondence.

              Interested parties who wish to communicate with non-management Teladoc Health directors, or with the presiding director of the Board's executive sessions, may do so by writing to Teladoc Health Board of Directors, c/o Corporate Secretary, Attn: Non-management Directors or the Presiding Director for executive sessions, as applicable, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. All such mail received will first be opened and screened for security purposes.

DIRECTOR COMPENSATION

              The following table provides information for the year ended December 31, 2018 regarding all compensation earned by and either paid to or deferred under our Deferred Compensation Plan for Non-Employees Directors (the "Deferred Compensation Plan") at the election of each person who served as a non-employee member of our Board during some portion of that year. Mr. Gorevic, who is also our Chief Executive Officer, received no compensation for his service as a director. Refer to "Executive Compensation—2018 Summary Compensation Table" and the narrative description thereto for information regarding Mr. Gorevic's compensation from us during 2018.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Ms. Helen Darling	45,000	100,019	91,149	236,168
William H. Frist, M.D.	54,000	100,019	91,149	245,168
Mr. Michael Goldstein	61,333	100,019	91,149	252,501
Mr. Thomas Mawhinney (2)	20,833	—	—	20,833
Mr. Brian McAndrews	57,500	100,019	91,149	248,668
Mr. Thomas G. McKinley	55,000	100,019	91,149	246,168
Mr. Arneek Multani	57,500	100,019	91,149	248,668
Mr. Kenneth Paulus	49,000	100,019	91,149	240,168
Mr. David Shedlarz	67,500	100,019	91,149	258,668
Mark Douglas Smith, M.D. (3)	10,417	—	248,252	258,668
Mr. David B. Snow, Jr.	83,167	100,019	91,149	274,335

(1)
Represents the aggregate grant date fair value of stock options and restricted stock units that vest based on continuous employment ("RSUs") granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 14 to Teladoc Health's audited consolidated financial statements included in Teladoc's Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the SEC on February 27, 2019. The table below shows the number of option awards (vested and unvested) and unvested stock awards held as of December 31, 2018 by each of our non-employee directors:

Name	Stock Options (#)	Unvested Stock Awards (#)
Ms. Helen Darling	32,951	1,965
William H. Frist, M.D.	121,650	1,965
Mr. Michael Goldstein	34,576	1,965
Mr. Thomas Mawhinney	0	0
Mr. Brian McAndrews	17,373	1,965
Mr. Thomas G. McKinley	52,093	1,965
Mr. Arneek Multani	52,093	1,965
Mr. Kenneth Paulus	24,647	1,965
Mr. David Shedlarz	40,591	1,965
Mark Douglas Smith, M.D.	8,137	0
Mr. David B. Snow, Jr.	42,212	1,965

(2)
Mr. Mawhinney ceased serving on our Board on May 31, 2018.

(3)
Dr. Smith joined our Board on October 15, 2018.

Non-Employee Director Compensation Policy

              The Board's non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. The Board may amend, modify or terminate the policy at any time. The policy is reviewed annually by the Compensation Committee and the full Board with reference to the policies of each of the members of a peer group of similar companies selected by the Compensation Committee in consultation with its outside advisor. Under the policy, all non-employee directors are paid cash compensation as set forth below. Annual retainers for non-employee members of our Board are in addition to the annual retainers for chairpersons and members of the committees of our Board. Cash retainers are prorated for a partial year of service. Under the Board's non-employee director compensation policy as in effect for 2018 until March 1, 2018, non-employee directors were entitled to receive the cash retainers set forth below. In addition, on the date of the Annual Meeting, each continuing non-employee director who served on the Board for the previous six months would receive an option (the "Annual Option") to purchase shares of our common stock with a value, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC, equal to $140,000, and each non-employee director who was initially elected or appointed to the Board would receive an option (an "Initial Option") to purchase shares of our common stock with a value, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC, equal to $210,000.

•

All non-employee directors: $40,000

•

Chairman of the Board: $30,000

•

Audit Committee Chairman: $20,000

•

Audit Committee Member: $10,000

•

Chairman of Nominating and Corporate Governance Committee: $7,500

•

Nominating and Corporate Governance Committee Member: $3,000

•

Chairman of the Compensation Committee: $10,000

•

Compensation Committee Member: $5,000

•

Chairman of the Quality of Care and Patient Safety Committee: $10,000

•

Quality of Care and Patient Safety Committee Member: $5,000

              In February 2018, the Board approved the following changes to our non-employee director compensation policy, effective March 1, 2018: (i) the annual retainer for the Chairperson of our Compensation Committee was increased from $10,000 to $15,000, (ii) the annual retainer for service on our Compensation Committee was increased from $5,000 to $7,500, (iii) the annual retainer for the Chairperson of our Nominating and Corporate Governance Committee was increased from $7,500 to $8,000, (iv) the annual retainer for service on our Nominating and Corporate Governance Committee was increased from $3,000 to $4,000, (v) the value of the Initial Option awarded to each non-employee director initially elected or appointed to the Board after March 1, 2018 was increased from $210,000 to $250,000 and (vi) the value of the Annual Option awarded at our Annual Meeting to each continuing non-employee director who has served on the Board for the previous six months was decreased from $140,000 to $100,000, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC. In addition, under the non-employee director compensation policy in effect beginning March 1, 2018, on the date of the Annual Meeting, each continuing non-employee director who has served on the Board for the previous six months will be granted such number of RSUs as equals $100,000 in value, calculated as of the date of the award using the closing price of the Company's common stock on the NYSE on such date ("Annual RSUs").

              Initial Options vest and become exercisable in three substantially equal annual installments following the date of grant. Annual Options and Annual RSUs vest and, if applicable, become exercisable on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting of Teladoc Health's stockholders occurring after the date of grant. All outstanding unvested Initial Options, Annual RSUs and Annual Options also vest upon a change in control. Each option granted under the non-employee director compensation policy has an exercise price equal to the fair market value of a share of our common stock on the date of grant. A portion of any equity award provided to non-employee directors under the non-employee director compensation policy could, at the election of the Board, instead be paid in any combination of equity awards available for grant under Teladoc Health's 2015 Incentive Award Plan.

              In February 2019, the Board approved the following changes to our non-employee director compensation policy, effective March 1, 2019: (i) the annual retainer for the Chairperson of the Board was increased from $30,000 to $45,000, (ii) the annual retainer for the Chairperson of our Nominating and Corporate Governance Committee was increased from $8,000 to $10,000, (iii) the annual retainer for service on our Nominating and Corporate Governance Committee was increased from $4,000 to $5,000, (iv) in lieu of an Initial Option, each non-employee director initially elected or appointed to the Board after March 1, 2019 will instead receive a number of RSUs as equals $250,000 in value, calculated as of the date of the award using the closing price of the Company's common stock on the NYSE on such date, which vest in three substantially equal annual installments following the date of grant, subject to accelerated vesting upon a change in control, (v) Annual Options are no longer awarded and (vi) the value of the Annual RSUs was increased from $100,000 to $175,000.

Deferred Compensation Plan for Non-Employees Directors

              Effective January 1, 2018, we adopted the Deferred Compensation Plan, which permits our non-employee directors to defer payment of all or a portion of the awards of restricted stock or RSUs granted to them for their service as a director. A participant's election to defer receipt of these awards must generally be made prior to the year to which the stock award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director's service as a director). Deferred awards are credited to an account in an equal amount of deferred stock units with dividend equivalent rights. Dividend equivalent rights entitle a participant, as of a dividend payment date, to have credited to the participant's deferred compensation account under the plan a number of additional deferred stock units equal to the amount of any ordinary cash dividend paid by Teladoc Health on the number of shares of common stock equivalent to the number of deferred stock units in the participant's deferred compensation account as of the record date for the dividend, divided by the fair market value of one share of common stock on the dividend payment date. Deferred stock units (including any additional deferred stock units resulting from dividend equivalent rights) are subject to the same vesting or other forfeiture conditions that would have otherwise applied to the deferred awards. With respect to each deferred stock unit granted under the Deferred Compensation Plan, Teladoc Health will issue to the participant one share of the Company's common stock (or, at the election of the compensation committee, an equivalent cash amount based on the fair market value of a share of common stock on the date immediately preceding the payment date) on the first to occur of (i) within 90 days following the date that is 30 days, five years or ten years after the participant's separation from service, as elected by the participant in the applicable deferral election, (ii) immediately prior to, on, or within 30 days following a change in control or (iii) upon the participant's death. If the participant is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the payment will instead be made on the later to occur of the scheduled distribution date and the first day of the seventh month following the date of the participant's separation from service (within the meaning of Section 409A of the Code) or, if earlier, the date of the participant's death.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Procedures for Approval of Related-Party Transactions

              The Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a "related party." We have adopted a written Related-Party Transaction Policy that governs the review of related-party transactions. Pursuant to this policy, the Audit Committee reviews the material facts of all related-party transactions. The Audit Committee takes into account, among other factors that it deems appropriate, whether the related-party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party's interest in the related-party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith. Pursuant to the policy, no director may participate in any approval of a related-party transaction to which he or she is a related party. The Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

              Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, compensation to an officer where such compensation is required to be disclosed in our proxy statement and transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our Related-Party Transaction Policy.

              During 2018, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

              During 2018, Messrs. McKinley, McAndrews, Multani, Shedlarz and Snow served as members of the Compensation Committee. No member of the Compensation Committee was an employee or officer of Teladoc Health during 2018, is a former officer of Teladoc Health, or had any other relationship with us requiring disclosure herein.

              During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

              Our Certificate and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board. Immediately prior to the Annual Meeting, our Board will consist of eleven members.

Director-Nominees

              Each of the eleven directors elected at this Annual Meeting will serve for a one-year term expiring at the 2020 annual meeting and until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Helen Darling, William H. Frist, M.D., Michael Goldstein, Jason Gorevic, Brian McAndrews, Thomas G. McKinley, Arneek Multani, Kenneth H. Paulus, David Shedlarz, David B. Snow, Jr and Mark Douglas Smith, M.D. for election to the Board for a one-year term.

              Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

              The affirmative vote of a plurality of the votes cast at the meeting is required to elect the director-nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES.

 NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Helen Darling 2016	77	Ms. Darling became a member of our Board in June 2016. Ms. Darling is currently Strategic Advisor on Health Benefits and Health Care to the National Business Group on Health, a national nonprofit, membership organization devoted exclusively to providing practical solutions to its employer-members' most important healthcare problems and representing large employers' perspectives on national health policy issues; from 2001 to May 1, 2014, she was president and CEO of this group. Ms. Darling is a board member and former chair of the National Quality Forum, an independent, nonprofit organization that brings together leaders and experts to improve healthcare quality and safety through measurement; from January 2016 until February 2017, she was interim president and CEO of this organization. Ms. Darling is a director of the congressionally created Reagan-Udall Foundation, which supports the mission of the FDA. Ms. Darling participates on the Committee on Performance Measurement of the National Committee for Quality Assurance (co-chair for 10 years), the Medical Advisory Panel, Center for Clinical Effectiveness, Blue Cross Blue Shield Association, Advisory Boards for the Peter G. Peterson Foundation and GE's healthymagination.

Becker's Hospital Review named Ms. Darling one of the 60 Most Powerful People in health care in 2016. For several years, she was named one of the "100 Most Influential People in Health Care," by Modern Healthcare and "One of the Top 25 Women in Health Care" She was given NCQA's Health Quality Leader Award (2012); the President's Award by the American College of Occupational and Environmental Medicine (2010); WorldatWork's Keystone Award, its highest honor for sustained contributions to the field of human resources and benefits (2009). She was given a lifetime appointment in 2003 as a National Associate of the National Academy of Sciences for her work for the Institute of Medicine.

Previously, Ms. Darling directed the purchasing of health benefits and disability at Xerox Corporation. She was a principal at William W. Mercer and practice leader at Watson Wyatt. Earlier in her career, she was Health LA for U.S. Senator David Durenberger, on the Health Subcommittee of the Senate Finance Committee. She directed three studies at the Institute of Medicine. Ms. Darling received a master's degree in demography/sociology and a bachelor of science degree, cum laude, from the University of Memphis. Our Board has concluded that Ms. Darling should serve as a director because of her executive leadership experience and her extensive background in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

William H. Frist, M.D. 2014	67	Dr. Frist became a member of our Board in September 2014. Since 2007, Dr. Frist has served as a partner in Cressey & Company, a private equity firm focused exclusively on investing in and building leading healthcare businesses. He is chairman of the Cressey Distinguished Executive Council. As a U.S. Senator, Dr. Frist represented Tennessee for 12 years where he served on both the Finance and HELP committees responsible for writing all health legislation. He served as U.S. Senate Majority Leader from 2003 to 2007. Prior to the Senate, Dr. Frist spent 20 years in clinical medicine, completing surgical training at Harvard's Massachusetts General Hospital and Stanford, and he subsequently founded the Vanderbilt Multi-Organ Transplant Center. Dr. Frist serves as an adjunct professor of Cardiac Surgery at Vanderbilt University. His previous board service includes Princeton University, the Smithsonian Institution and the Clinton Bush Haiti Fund. Dr. Frist currently serves as a director of the publicly held companies Select Medical and AECOM, and serves on the Select Medical and AECOM audit committees. In addition, he serves on the boards of Unitek, Aegis, MDSave, Cognosante, Accolade and Devoted Health. He previously served as a director of URS Corporation from November 2009 to 2014, and on the board of Third National Bank from 1990 to 1994. He is chairman of Hope Through Healing Hands, a nonprofit that focuses on maternal and child health, NashvilleHealth, a community initiative dedicated to improving the health and wellbeing of all Nashvillians, and SCORE, a collaborative K–12 education reform organization. His current board services include the Robert Wood Johnson Foundation and Kaiser Family Foundation. He is a senior fellow at the Bipartisan Policy Center, where he is co-leader of the Health Project. Dr. Frist earned his B.A. from Princeton University and M.D. from Harvard Medical School. Our Board has concluded that Doctor Frist should serve as a director because of his significant directorship experience and his broad experience in the healthcare industry.

Michael Goldstein 2015	77	Mr. Goldstein became a member of our Board in February 2015. Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as chairman of Toys "R" Us, Inc. from 1998 to 2001, chief executive officer from 1999 to 2000, vice chairman and chief executive officer from 1994 to 1998 and chief financial officer from 1983 to 1994. Mr. Goldstein has been a director of BioScrip, Inc. since 2015. He is chairman of BioScrip's audit committee and a member of the governance, compliance and nominating committee and corporate strategy committee. Mr. Goldstein is on the boards of two non-public companies: RiHappy, the largest Brazilian toy retailer; and Bank Leumi-USA. He is also a global senior advisor of Jefferies, Inc. Mr. Goldstein serves on the board of Rosie's Theater Kids. He is chairman of the Northside Center for Child Development. Mr. Goldstein is a magna cum laude graduate of Queens College with a B.S. in economics. Mr. Goldstein was the recipient of the Haskins Gold Medal for achieving the highest score in the CPA examination in the State of New York. Our Board believes Mr. Goldstein is qualified to serve as a director due to his experience and governance leadership roles on the boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Jason Gorevic 2009	47	Mr. Gorevic has been chief executive officer of Teladoc Health and a member of our Board since June 2009. Prior to joining Teladoc Health, Mr. Gorevic worked in various capacities at WellPoint, Inc. (now Anthem Inc.), including president of Empire BlueCross BlueShield and senior vice president and chief marketing and product officer. From 2002 to 2005, Mr. Gorevic was a member of Empire BlueCross BlueShield's leadership team, as chief sales and marketing officer. From July 2000 to December 2001, Mr. Gorevic served as chief executive officer of Gemfinity, an electronic marketplace and purchasing aggregator that he founded. From July 1999 to July 2000, he served as general manager of business messaging at Mail.com, Inc., a provider of Internet messaging services, and from April 1998 to June 1999, he served as Mail.com's vice president of operations. From 1993 to 1998, Mr. Gorevic worked at Oxford Health Plans, Inc. and held a variety of positions in marketing, medical management and operations, as well as director of service strategy. Mr. Gorevic currently sits on the board of Doximity, an online social networking service for U.S. clinicians. Mr. Gorevic earned a B.A. in international relations from the University of Pennsylvania. Our Board has concluded that Mr. Gorevic should serve as a director because of his leadership role with Teladoc Health and because of his broad experience in the healthcare industry.

Brian McAndrews 2017	60	Mr. McAndrews became a member of our Board in September 2017. As the former chief executive officer, president and chairman of Pandora Media, he has a depth of knowledge in data, analytics and artificial intelligence ("AI"). Mr. McAndrews currently sits on the board of Amplero, a recognized leader in leveraging AI marketing to maximize customer lifetime value and loyalty. He also served as president and CEO of aQuantive, Inc., a top ten global digital marketing services and adtech company that was acquired by Microsoft. Mr. McAndrews has spent a significant portion of his career driving growth and innovation for leading advertising and content companies. For nearly a decade he held positions of increasing responsibility at ABC, Inc., leaving as executive vice president and general manager of ABC Sports. He was named one of "The Power 100" by Billboard Magazine in 2016 and 2015, as well as one of the 30 most influential executives in the advertising, marketing and media world by Adweek in 2008. Mr. McAndrews currently sits on the boards of the publicly held companies The New York Times (since June 2012, currently chairman of the technology and innovation committee), Grubhub (since April 2014, currently chairman of the board) and Frontdoor (since October 2018). Previously, he served on these public companies' boards: Pandora Media, from September 2013 through March 2016; Clearwire, from February 2009 through September 2013; and Fisher Communications, from October 2006 through August 2013. He also sits on the boards of The Wine Group, PicMonkey and The United Way of King County. He holds an M.B.A. from Stanford Graduate School of Business and a Bachelor of Arts from Harvard College. Our Board has concluded that Mr. McAndrews should serve as a director because of his experience on the boards of various other public companies, his prior service as CEO of aQuantive, Inc. and his extensive background in the advertising, marketing and media industries.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Thomas G. McKinley 2009	67	Mr. McKinley became a member of our Board in November 2009. Mr. McKinley is a general partner and the west coast representative for Cardinal Partners, a venture-capital firm focused exclusively on healthcare investing. Prior to joining Cardinal, Mr. McKinley was the co-founder and co-managing partner of Partech International. Mr. McKinley has over 35 years of investment experience. Mr. McKinley currently serves on the board of directors of lifeIMAGE, a cloud-based medical imaging sharing platform for hospitals, physicians and patients, and of Sapphire Digital (formerly Vitals, Inc.). In addition, Mr. McKinley is the founding CEO and director of Cardinal Analytx, a software start-up spun out of Stanford University that was created to identify and target high-cost patients for early medical interventions. Mr. McKinley earned an undergraduate degree in economics from Harvard University, an M.S. in accounting from New York University and an M.B.A. from the Stanford University Graduate School of Business. Our Board has concluded that Mr. McKinley should serve as a director because of his significant directorship experience and his broad experience in the healthcare and technology industries.

Arneek Multani 2008	45	Mr. Multani became a member of our Board in 2008. Mr. Multani is a managing director of Trident Capital, where he leads the firm's healthcare IT practice, and is a co-founder and managing director of TC Growth, a growth-equity firm spun out of Trident Capital in 2015. Prior to joining Trident in 2002, Mr. Multani was an associate at McCown De Leeuw, a private equity firm specializing in leveraged buy-outs, where he focused on investing in the health and fitness industries. He started his career as an analyst at Morgan Stanley & Co. in the media and telecommunications area of the mergers and acquisitions group. Mr. Multani currently sits on the board of directors of Imagine Health, Arrohealth and HealthMEDX. His past directorships and observer-ships include Acclaris, Profex and Resolution Health. Mr. Multani earned a B.S. in economics from Wharton School of Business and a B.A.S. in systems engineering from the Moore School of Engineering at the University of Pennsylvania. He earned his M.B.A. from the Stanford University Graduate School of Business. Our Board has concluded that Mr. Multani should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Kenneth H. Paulus 2017	59	Mr. Paulus became a member of our Board in February 2017. Mr. Paulus is the CEO of Prime Therapeutics LLC, a provider of pharmacy benefit management solutions. From 2009 to 2014, Mr. Paulus was president and CEO of Allina Health, one of the nation's largest not-for-profit integrated delivery systems. Prior to his appointment as CEO, he served as president and chief operating officer of Allina Health. Before joining Allina, Mr. Paulus was the president and CEO of Atrius Health System, one of the largest integrated physician organizations in New England and a teaching and research affiliate of Harvard Medical School. He also served as the chief operating officer of Boston-based Partners Community Health Care, a teaching affiliate of Harvard Medical School that includes Massachusetts General Hospital and Brigham and Women's Hospital. Mr. Paulus currently serves on the boards of Healthgrades, Ally Align Health and Breg. Previously he sat on the boards of publicly held companies: Cogentix (2014 and 2015) and Team Health (2015 and 2016). Mr. Paulus received his Master of Healthcare Administration and Management from the University of Minnesota, and a Bachelor of Arts in biology from Augustana College. Our Board has concluded that Mr. Paulus should serve as a director because of his background serving in leadership roles in the healthcare industry.

David Shedlarz 2016	70	Mr. Shedlarz became a member of our Board in September 2016. He is the former vice chairman, executive vice president and chief financial officer of Pfizer, Inc., having had worldwide responsibility for the company's former Medical Technology Group. During his 31-year tenure at Pfizer, Mr. Shedlarz played a key role in shaping the strategic direction that drove the company's impressive growth and helped establish it as an industry leader and innovator. Among his senior leadership roles were that of executive vice president beginning in 1999, and then vice chairman in 2005, serving until his retirement in 2007. Mr. Shedlarz sits on the boards of The Hershey Company and Pitney Bowes Inc. (both public companies), and the Teacher Insurance and Annuity Association. He holds a Master of Business Administration in finance and accounting from New York University, Leonard N. Stern School of Business, and a Bachelor of Science in economics and mathematics from Oakland/Michigan State University. Our Board has concluded that Mr. Shedlarz should serve as a director because of his deep experience in public company finance, his experience as a director of large public companies and his prior service as the chief financial officer of one of the world's leading pharmaceutical corporations.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

David B. Snow, Jr. 2014	64	Mr. Snow became a member of our Board in February 2014; he became chairman of our Board in December 2014. Since February 2014, Mr. Snow has served as chairman and chief executive officer of Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor and hospital organizations entering risk-based reimbursement arrangements with insurers. Until April 2012, Mr. Snow was chairman and chief executive officer of Medco Health Solutions, Inc., a Fortune 50 public company and leading pharmacy benefit manager. His current board service includes Pitney Bowes, Inc. (since 2006, a public company). He formerly served as a director of Medco Health Solutions, Inc. and as a director of CareCentrix (2014 through 2018). In addition to his experience as the chairman and chief executive officer of a publicly traded company, Mr. Snow has a strong background in operations, having served in leadership positions at several companies, including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans. Mr. Snow earned a B.S. in economics from Bates College and a master's degree in health care administration from Duke University. Our Board has concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

Mark Douglas Smith, M.D. 2018	67	Dr. Smith became a member of our Board in October 2018. Dr. Smith is a professor of clinical medicine at the University of California at San Francisco as well as a visiting professor at the School of Public Health at the University of California at Berkeley. He is a board-certified internist and maintains a clinical practice in HIV care at San Francisco General Hospital. A nationally recognized care delivery and health policy expert, Dr. Smith is current co-chair of the Guiding Committee of the Health Care Payment Learning and Action Network, a public-private partnership launched by the U.S. Department of Health and Human Services. The group promotes the transition to value-based payment to improve care quality while lowering costs. From 1996 to 2013, Dr. Smith served as the founding president and CEO of the California Health Care Foundation, an independently endowed philanthropy that works to improve healthcare access and quality for Californians. He helped build the foundation into a nationally recognized leader in delivery system innovation, public reporting of care quality, and applications of new technology in healthcare. Dr. Smith was formerly executive vice president of the Henry J. Kaiser Family Foundation. He was elected to the Institute of Medicine in 2001 and chaired its Committee on the Learning Healthcare System, which produced the landmark 2012 report, "Best Care at Lower Cost." He serves on the boards of the Institute for Healthcare Improvement and the Commonwealth Fund and is on the editorial board of Health Affairs. Dr. Smith received a bachelor's degree in Afro-American studies from Harvard College, a medical doctorate from the University of North Carolina at Chapel Hill and a master's degree in business, with a concentration in health care administration, from the Wharton School at the University of Pennsylvania. Our Board has concluded that Dr. Smith should serve as a director because of his broad experience in the healthcare industry.

PROPOSAL 2 – ADVISORY VOTE APPROVING THE COMPENSATION OF TELADOC HEALTH'S NAMED EXECUTIVE OFFICERS

General

              In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company's named executive officers identified in the section titled "Compensation Discussion and Analysis" set forth below in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures."

              Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled "Compensation Discussion and Analysis" set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

Potential Effects of the Amendment

              This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company's stockholders and encourages all stockholders to vote their shares on this important matter.

Vote Required

              The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of the Company's named executive officers.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3 – RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

              The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit the Company's financial statements. In accordance with its charter, the Audit Committee has appointed Ernst & Young LLP to be Teladoc Health's independent registered public accounting firm for the year ending December 31, 2019 and has unanimously approved and voted to recommend that the stockholders ratify such appointment.

              Ernst & Young LLP audited Teladoc Health's annual financial statements for the year ended December 31, 2018. In determining whether to reappoint the independent registered public accountants, the Audit Committee considers the length of time the firm has been engaged, the quality of the discussions with the independent registered public accountants and its annual assessment of the past performance of both the lead audit partner and Ernst & Young LLP. The Audit Committee is responsible for the negotiation of audit fees associated with the Company's retention of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Vote Required For Ratification

              The Audit Committee is responsible for selecting Teladoc Health's independent registered public accounting firm and neither our Certificate nor our Bylaws require approval or ratification of such selection by our stockholders. The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

              Ratifying the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

              The following table sets forth the amount of Teladoc Health common stock beneficially owned by each director or director-nominee, each named executive officer included in the 2018 Summary Compensation Table on page 41, and all directors, director-nominees and executive officers as a group as of April 5, 2019. Beneficial ownership is determined in accordance with applicable rules of the SEC. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

              The address of each individual named in the table below is c/o Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.

Name of Beneficial Owner	Number of Shares	Number of Option Shares (1)		Percent of Class (2)
Mr. Gabriel Cappucci	1,229	24,555	(3)	*
Ms. Helen Darling	918	30,158	(4)	*
William H. Frist, M.D.	5,418	121,650	(4)	*
Mr. Michael Goldstein	918	34,576	(4)	*
Mr. Jason Gorevic	643,924	814,495	(7)	2.04%
Mr. Mark Hirschhorn	10,000	—	(3)	*
Mr. Brian McAndrews	—	10,477	(5)	*
Mr. Peter McClennen	9,670	53,028	(3)	*
Mr. Thomas G. McKinley	3,616	52,093	(4)	*
Mr. Arneek Multani	918	52,093	(4)	*
Mr. Kenneth H. Paulus	—	17,792	(4)	*
Mr. David Shedlarz	918	30,984	(4)	*
Mark Douglas Smith, M.D.	—	—		*
Mr. David B. Snow, Jr.	94,355	44,177	(6)	*
Mr. Adam Vandervoort	5,898	30,554	(3)	*
Ms. Stephanie Verstraete	5,352	114,764	(3)	*
All directors, nominees for director and executive officers as a group (18 persons)	784,149	1,463,675		3.14%

(1)
Reflects the number of shares that could be acquired on April 5, 2019 or within 60 days thereafter through the exercise of stock options and under RSUs. The shares are excluded from the column headed "Number of Shares," but included in the ownership percentages reported in the column headed "Percent of Class."

(2)
Based on 71,498,205 shares outstanding on April 5, 2019, and assuming the exercise and issuance of options and RSUs reported in the table, as applicable to the calculation.

(3)
Reflects shares issuable upon the exercise of stock options.

(4)
Reflects shares issuable upon the exercise of stock options. Excludes 1,965 RSUs deferred pursuant to the Deferred Compensation Plan.

(5)
Includes 8,512 shares issuable upon the exercise of stock options and 1,965 RSUs.

(6)
Includes 42,212 shares issuable upon the exercise of stock options and 1,965 RSUs.

*
Represents less than 1% of the outstanding common stock.

Significant Stockholders

              The following table lists certain persons known by Teladoc Health to own beneficially more than 5% of the outstanding shares of Teladoc Health common stock as of April 5, 2019. Beneficial ownership is determined in accordance with applicable rules of the SEC. Except as set forth below, and to the best knowledge of Teladoc Health, no other person (or persons acting in concert) owns beneficially more than 5% of Teladoc Health's common stock.

	Number of Shares	Percent of Class (1)
BlackRock, Inc. (2)	6,800,949	9.51%
The Vanguard Group (3)	6,072,744	8.49%
Fidelity Management & Research Company (4)	5,377,143	7.52%
JPMorgan Chase & Co. (5)	4,949,015	6.92%
Wellington Management Group LLP (6)	4,087,390	5.72%

(1)
Based on 71,498,205 shares outstanding on April 5, 2019.

(2)
BlackRock, Inc. filed a Schedule 13G with the SEC on February 11, 2019 to report beneficial ownership of 6,800,949 shares of Teladoc Health common stock. BlackRock, Inc. reports that it has sole power to dispose of 6,800,949 shares and to vote 6,622,122 shares. BlackRock, Inc.'s address 55 East 52nd Street, New York, NY 10055. Information regarding beneficial ownership of Teladoc Health common stock by BlackRock, Inc. is included herein in reliance on the aforementioned Schedule 13G.

(3)
The Vanguard Group filed a Schedule 13G with the SEC on February 13, 2019 to report beneficial ownership of 6,072,744 shares of Teladoc Health common stock. The Vanguard Group reports that it has shared power to dispose of 143,725 shares and has shared power to vote with respect to 11,043 shares, and sole power to dispose of 5,929,019 shares and has sole power to vote with respect to 139,077 shares. The Vanguard Group's address is 100 Vanguard Blvd., Malvern, PA 19355. Information regarding beneficial ownership of Teladoc Health common stock by the Vanguard Group is included herein in reliance on the aforementioned Schedule 13G.

(4)
FMR LLC, the parent company of certain investment advisers, filed a Schedule 13G with the SEC on February 13, 2019 to report beneficial ownership of 5,377,143 shares of Teladoc Health common stock. FMR LLC reports that it has the sole power to dispose of all such shares and has the sole power to vote 781,187 shares. FMR LLC's business address is 245 Summer Street, Boston, MA 02210. Information regarding beneficial ownership of Teladoc Health common stock by FMR LLC is included herein in reliance on the aforementioned Schedule 13G.

(5)
JPMorgan Chase & Co. filed an amended Schedule 13G with the SEC on January 28, 2019 to report beneficial ownership of 4,949,015 shares of Teladoc Health common stock. JPMorgan Chase & Co. reports that it has the sole power to dispose of 4,948,196 shares and to vote 4,358,520 shares. JPMorgan Chase & Co. reports that it has the shared power to dispose of 819 shares. JPMorgan Chase & Co.'s address is 270 Park Avenue, New York, NY 10017. Information regarding beneficial ownership of Teladoc Health common stock by JPMorgan Chase & Co. is included herein in reliance on the aforementioned Schedule 13G.

(6)
Wellington Management Group LLP, as parent company of certain holding companies and investment advisers, filed an amended Schedule 13G with the SEC on February 12, 2019 to report beneficial ownership of 4,087,390 shares of Teladoc Health common stock. Wellington Management Group LLP reports that it has shared power to dispose of 4,087,390 shares and has shared power to vote with respect to 2,054,626 shares. Wellington Management Group LLP's address is 280 Congress Street, Boston, MA 02210. Information regarding beneficial ownership of Teladoc Health common stock by Wellington Management Group LLP is included herein in reliance on the aforementioned Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires directors and certain officers of Teladoc Health and persons who own more than 10% of Teladoc Health common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Teladoc Health's common stock. Such directors, officers and greater-than-10% stockholders are required to furnish Teladoc Health with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Teladoc Health is required to disclose in this proxy statement any late filings or failures to file.

              Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Teladoc Health and written representations from certain reporting persons that no additional reports were required, Teladoc Health believes that its directors, reporting officers and greater-than-10% stockholders complied with all these filing requirements for the fiscal year ended December 31, 2018, except for the following options exercises completed by Mr. Hirschhorn, which were reported late due to administrative oversights: (i) options exercises on January 22, 2018 that were reported on February 13, 2018; and (ii) options exercises on each of November 7, 2018 and November 20, 2018 that were, in each case, reported on December 7, 2018.

EXECUTIVE OFFICERS

              Except for Mr. Gorevic, who serves as (and is nominated to continue as) a Teladoc Health director, set forth below is biographical information about each of our executive officers. For biographical information on Mr. Gorevic, see page 20 of this proxy statement.

Peter McClennen, 50
President and Interim Chief Operating Officer

              Mr. McClennen acted as president, Best Doctor's Division, of Teladoc Health beginning in July 2017, and became our President on November 1, 2017. From 2015 until joining the Company in 2017, Mr. McClennen was chief executive officer of Best Doctors, Inc., where he oversaw the global expansion of Best Doctors Inc.'s product portfolio and eventual acquisition by Teladoc Health. From 2008 to 2015, Mr. McClennen acted as president of dbMotion, Inc., an innovative provider of medical informatics. He has also held senior leadership operations positions at healthcare companies Allscripts Health Solutions, GE Healthcare, Fujifilm Medical Systems and AMICAS Inc. Mr. McClennen holds a bachelor's degree from the University of Rhode Island.

Michelle Bucaria, 48
Chief Human Resources Officer

              Ms. Bucaria became our Chief Human Resources Officer in February 2018. She is responsible for Teladoc Health's global employee development and growth strategy. Aligning with the organization's values and long-term vision, Ms. Bucaria oversees all human resources functions, including talent acquisition, benefits and compensation, performance measurement, and the associated compliance needs. Prior to joining Teladoc Health, Ms. Bucaria spent 25 years at J.P. Morgan Chase, serving in a variety of executive human resources and recruiting roles in the investment bank and asset management business areas. Ms. Bucaria holds a B.S. in business administration from Boston College's Carroll School of Management.

Gabriel R. Cappucci, 56
Senior Vice President, Chief Accounting Officer, and Controller

              Mr. Cappucci became the Company's Senior Vice President, Chief Accounting Officer and Controller in May 2015. Prior to joining the Company, Mr. Cappucci had a nearly 20-year career at Medco Health Solutions, Inc. where he held a variety of finance roles, including SVP & Controller, Chief Accounting Officer. Most recently, he was Chief Financial Officer of Enclara Pharmacia, a privately held company providing hospice pharmacy services. He is a graduate of Boston College's Carroll School of Management. Mr. Cappucci is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Lewis Levy, 60
Chief Medical Officer

              Dr. Lewis Levy became our Chief Medical Officer in July 2017. Dr. Levy is responsible for leading the Company's global medical affairs and quality initiatives, as well as overseeing the expansion of Teladoc Health's physician network. Dr. Levy previously served as chief medical officer at Best Doctors, where he significantly contributed to the company's medical standards and reputation for quality care in highly complex, specialized clinical cases. Dr. Levy has more than 30 years of clinical experience as an internist at Harvard Vanguard Medical Associates in Boston, and has had an extensive teaching career at Harvard Medical School and the Brigham and Women's Hospital. Dr. Levy holds a B.S. from Cornell University, Phi Beta Kappa, and holds a medical degree from the University of

Rochester School of Medicine and Dentistry. He completed his residency in Internal Medicine at the Graduate Hospital of the University of Pennsylvania.

Andrew Turitz, 46
Senior Vice President of Business Development

              Mr. Turitz became our Senior Vice President of Business Development in January 2015. He is responsible for identifying, evaluating and executing growth opportunities for Teladoc Health through partnerships, acquisitions, joint ventures and other third-party relationships. From 2012 through 2015, Mr. Turitz served as Managing Director of Healthagen, a division of Aetna's health and technology services unit, after serving as Managing Director of Blue Cross Blue Shield Ventures. Mr. Turitz has nearly 15 years of experience in healthcare transactions, including the management of all phases of acquisitions, investments and partnerships—from analysis, diligence and transaction structuring to product integration, go-to-market strategies and operational implementation. Mr. Turitz has advised on mergers and acquisitions transactions for Fortune 500 companies, and led investments in and served on the board of directors for venture-backed companies. He is also an entrepreneur that has launched or joined numerous early-stage businesses. Mr. Turitz holds a B.A. from Stanford University and a M.B.A. from the Kellogg School of Management at Northwestern University.

Adam C. Vandervoort, 44
Chief Legal Officer and Secretary

              Mr. Vandervoort joined Teladoc Health in February 2015. For more than five years prior to that, he was Corporate Vice President, General Counsel and Secretary of Independence Holding Company, a publicly traded insurance holding company. Mr. Vandervoort is licensed to practice law in the states of California, Connecticut and New York. He holds a J.D. from the University of Pennsylvania Law School and A.M. and A.B. degrees from the University of Chicago.

Stephanie Verstraete, 50
Chief Marketing Officer

              Ms. Verstraete became our Chief Marketing Officer in January 2016. Prior to joining Teladoc Health, Ms. Verstraete served as Chief Marketing Officer of Truveris, a healthcare technology company focused cloud-based data analytics solutions, beginning in 2014. From 2011 to 2014, Ms. Verstraete served as Chief Marketing Officer of Room Key Inc. Ms. Verstraete is responsible for the market positioning of Teladoc Health's brand and growing the product portfolio. Prior to joining Teladoc Health, Ms. Verstraete also held marketing leadership roles at high-profile brands including Match.com, Expedia, Kraft and Frito Lay. Ms. Verstraete holds an International M.B.A. from York University and an Honors Bachelor of Economics from Queens University in Canada.

 COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers and Overview

              In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2018 to our named executive officers, including the elements of our compensation program for named executive officers, material compensation decisions made under that program during 2018 and the material factors considered in making those decisions. Our named executive officers for 2018 are:

•
Mr. Jason Gorevic, Chief Executive Officer;

•
Mr. Mark Hirschhorn, Former Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•
Mr. Peter McClennen, President;

•
Mr. Adam Vandervoort, Chief Legal Officer; and

•
Ms. Stephany Verstraete, Chief Marketing Officer.

              These executive officers are referred to collectively in this Compensation Discussion and Analysis as our "named executive officers." Mr. Hirschhorn resigned his employment with us effective January 1, 2019.

              The primary objectives of our executive compensation program are to retain key executives, attract new talent and link compensation achievement to business objectives. We believe our 2018 named executive officer compensation demonstrates Teladoc Health's commitment to aligning executive pay with corporate performance. This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each element of compensation provided. In addition, it explains how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our named executive officers in respect of 2018.

Compensation Philosophy and Objectives

              A key objective of our compensation program is to allow us to retain and, as needed, attract qualified executives. We believe that our ability to keep our senior executive team intact is tied to our compensation programs. Additionally, for us to be appropriately positioned to attract new talent as needed, we must be prepared to be, and be perceived as, an employer that offers competitive compensation.

              Compensation of each named executive officer is intended to be based on the performance of Teladoc Health overall and the executive personally. The Compensation Committee has responsibility for establishing and reviewing the compensation of Teladoc Health's Chief Executive Officer ("CEO") and for each of the executive officers who reports to him.

              In establishing executive officer compensation, the following are among the Compensation Committee's objectives:

  •
  attract and retain individuals of superior ability and managerial talent;

  •
  ensure compensation is aligned with Teladoc Health's corporate strategies and business objectives and the long-term interests of Teladoc Health's stockholders;

  •
  enhance incentives to increase Teladoc Health's stock price and maximize stockholder value by providing a portion of total compensation in Teladoc Health equity and equity-related instruments; and

  •
  promote teamwork while also recognizing the individual role each executive officer plays in Teladoc Health's success.

              To achieve our compensation objectives, we provide executives with a compensation package consisting primarily of the following fixed and variable elements:

Compensation Element	Compensation Objective
Annual Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Bonuses	Provide incentives to attain short-term financial and operational goals
Long-Term Incentive Compensation	Promote the maximization of stockholder value by aligning the interests of employees and stockholders

Determination of Compensation

Role of the Compensation Committee and Executive Officers

              Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. The compensation of the named executive officers is approved annually by the Compensation Committee, in consultation with the Board. Our CEO typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our CEO bases his recommendations upon his review—formed both subjectively, and objectively against individually developed goals—of the performance of the executive officers, the overall performance of Teladoc Health against its applicable corporate goals (as described further below in the section entitled "Elements of Compensation—Cash Bonuses") and his assessment of the officer's contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each officer's services and an annual self-evaluation performed by each named executive officer. The Compensation Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the CEO's compensation, the Compensation Committee reviews the performance of the CEO and meets in executive session without him to evaluate the CEO's performance.

Compensation Consultant

              To support the Compensation Committee in fulfilling its duties, the Compensation Committee has retained a third-party compensation consultant to assist with its design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Compensation Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to the Compensation Committee, as well as the sole authority to approve the consultants' fees and other terms and conditions of retention. During 2018, the Compensation Committee retained Radford to provide executive and director compensation consulting services and provide recommendations for compensation. The Compensation Committee receives advice, data and recommendations from Radford pertaining to the appropriate amount, mix and vesting and other terms for Teladoc Health's executive compensation programs as well as peer group and market information that the Compensation Committee uses when determining whether Teladoc Health's executive compensation is competitive in the market in which we compete for talent. In addition to the work Radford performs for the Compensation Committee in connection with the Compensation Committee's annual review of our executive and director compensation practices, Radford will periodically receive requests for information from the Compensation Committee, from our CEO or from our Chief Human Resources Officer pertaining to individual promotions, incentive compensation, potential personnel recruitment, and other such situations in which market compensation insight may benefit Teladoc Health.

              During 2018, Radford did not provide any additional services to Teladoc Health or to Teladoc Health's affiliates other than consulting services related to employee and director compensation. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford's work in 2018 raised a conflict of interest.

Peer Group and Market Data

              With the assistance of Radford, the Compensation Committee consults market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the Compensation Committee believes enables us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups. When reviewing and determining the 2018 compensation for our named executive officers, the Compensation Committee, based on recommendations of Radford and the additional factors described below, used the following peer group:

2U, Inc.	iRhythm Technologies, Inc.
athenahealth, Inc.	LogMeIn, Inc.
benefitfocus, Inc.	Medidata Solutions, Inc.
BioTelemetry, Inc.	New Relic, Inc.
Castlight Health	Okta, Inc.
Cloudera, Inc.	Omnicell, Inc.
Evolent Health, Inc.	Veeva Systems Inc.
HealthEquity, Inc.	Vocera Communications, Inc.
HealthStream, Inc.	WageWorks, Inc.
Hortonworks, Inc.	WebMD Health Corp.

              The Compensation Committee selected the companies in the peer group because it believes that these companies compete with us for executive talent and are similar to us in revenue growth rate, market capitalization, industry and size. The Compensation Committee also determined that the companies in the peer group generally have executive officer positions that are comparable to Teladoc Health's in terms of breadth, complexity and scope of responsibilities. The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable, and to the extent applicable, adds new comparable companies that have disclosed public information that the Compensation Committee can use to form comparisons, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers.

              The Compensation Committee generally targets compensation for our executive officers, both total cash and equity-based compensation, at the 50th percentile relative to our peer group, but does not benchmark any specific compensation measures and retains discretion to make adjustments for a particular executive officer's individual contribution, professional experience and potential growth. We believe our compensation levels mix are appropriate given our rapid growth and to allow Teladoc Health to compete effectively for talent while aligning executive officer incentives tightly with those of our stockholders.

              Because publicly filed compensation data is generally limited to those of a company's principal executive officer, principal financial officer and three most highly paid executive officers (other than the principal executive officer and the principal financial officer), the Compensation Committee also utilizes broader market compensation data from Radford, including third-party compensation surveys, in determining the compensation for the named executive officers. The Compensation Committee is not provided with compensation data specific to any individual constituent company in the surveys, other than any overlap between the survey constituent companies and the peer group described above.

              While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our market.

              In September 2018, with input and advice from Radford, the Compensation Committee updated the peer group used for 2019 compensation purposes. Castlight Health, which was a member of the peer group for purposes of 2018 compensation, was removed from the peer group for 2019 compensation purposes because it experienced a significant decline in market value. Benefitfocus, Inc., HealthStream, Inc. and Vocera Communications, Inc. each experienced minimal revenue growth and were therefore removed from the peer group for 2019 compensation purposes. WebMD ceased to be a publicly traded corporation and was therefore removed from the peer group for 2019 compensation purposes. Radford recommended adding four new companies, Cotiviti, Splunk Inc., Twilio Inc. and Zendesk Inc., each of which were selected because these companies compete with us for executive talent and are similar to us in revenue growth rate, market capitalization, industry and size. The Compensation Committee approved these recommendations, resulting in the following peer group for 2019 compensation purposes:

2U, Inc.	Medidata Solutions, Inc.
athenahealth, Inc.	New Relic, Inc.
BioTelemetry, Inc.	Okta, Inc.
Cloudera, Inc.	Omnicell, Inc.
Cotiviti, Inc.	Splunk Inc.
Evolent Health, Inc.	Twilio Inc.
HealthEquity, Inc.	Veeva Systems Inc.
Hortonworks, Inc.	WageWorks, Inc.
iRhythm Technologies, Inc.	Zendesk, Inc.
LogMeIn, Inc.

Elements of Compensation

Base Salaries

              We provide a base salary as a fixed source of compensation for the named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of performance bonuses based on achievement of short-term goals and equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.

              Initial base salaries of our executive officers are established through arm's-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, the Compensation Committee generally reviews, and adjusts as necessary, base salaries for each of our executive officers, at a minimum annually. The Compensation Committee generally targets the 50th percentile for executive officer cash compensation relative to Teladoc Health's peer group, while retaining discretion to make adjustments as it deems appropriate to create compensation levels necessary to retain our existing named executive officers and to hire new executive officers when and as required.

              Additionally, in setting base salary levels, the Compensation Committee considers a range of factors, including:

  •
  the individual's anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies;

  •
  the Compensation Committee members' collective experience and knowledge in compensating similarly situated individuals at other companies;

  •
  the value of the executive officer's existing equity awards; and

  •
  a general sense of internal pay equity among Teladoc Health's executive officers.

              Annually (customarily during its February meeting) the Compensation Committee reviews the base salaries of our executive officers against data received from Radford and may, based upon and following receipt of the advice of Radford, the recommendations of the CEO and of our Chief Human Resources Officer (other than with respect to their own respective base salaries) and in consultation with the Board, adopt certain market-based adjustments to take effect for the remainder of that year. Based upon these considerations, the Compensation Committee determined at its February 2018 meeting to increase the annual base salaries of the named executive officers for 2018 as set forth below. At its February 2019 meeting, the compensation committee determined not to increase the annual base salary of any of the named executive officers for 2019. The table below sets forth the annual base salaries during 2019 and 2018 for each named executive officer.

Name	2019 Base Salary ($)	2018 Base Salary (Post-Increase) ($)	2018 Base Salary (Pre-Increase) ($)

Jason Gorevic	515,000	515,000	500,000
Mark Hirschhorn (1)	—	425,500	370,000
Peter McClennen	451,000	451,000	440,000
Adam Vandervoort	334,256	334,256	321,400
Stephany Verstraete	313,635	313,635	298,700

(1)
Mr. Hirschhorn ceased serving as an employee on January 1, 2019.

Cash Bonuses

              To maintain a competitive compensation program, in addition to base salaries, Teladoc Health also provides compensation in the form of cash bonuses, which are generally targeted (like salaries) at the 50th percentile relative to Teladoc Health's peer companies, though the Compensation Committee retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels or encourage and reward key employee performance. The named executive officers are eligible to receive a target cash bonus equal to a percentage of their base salary based on, among other factors, achievement of corporate financial goals and operational objectives and subject to the discretion of the Compensation Committee. The Compensation Committee believes that the use of performance-based cash bonuses helps motivate our employees, including the named executive officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals.

              The cash bonus program is formula-based and set by the Compensation Committee at the beginning of each year. Each participant's award is determined by performance against a blend of corporate and individual goals. The Compensation Committee retains discretion to adjust the parameters of the cash bonus program based on such factors as it determines relevant for a given year. No such adjustments were made for 2018.

              In 2018, each of our named executive officers was provided with a target cash bonus amount determined as a percentage of such named executive officer's base salary ("Bonus Target") and based on individual and corporate performance and job level. For Mr. Gorevic, the Bonus Target was 100% of his base salary, based 100% on corporate performance. For Mr. Hirschhorn, the Bonus Target was 90%, based 70% on corporate performance and 30% individual performance. For Mr. McClennen, the Bonus Target was 100%, based 70% on corporate performance and 30% individual performance. For each of Mr. Vandervoort and Ms. Verstraete, the Bonus Target was 45%, based 70% on corporate performance and 30% individual performance.

              For 2018, the corporate performance component was measured for Teladoc Health on a standalone basis (not including the effects of any significant acquisition) against financial targets, weighted as follows: 50% annual revenue; 25% adjusted EBITDA; 15% visit volume; and 10% revenue generated from expanding our offerings among our existing client base. Adjusted EBITDA for this purpose means earnings before interest, taxes, depreciation and amortization, as adjusted by the Compensation Committee to exclude significant non-cash stock compensation expenses and the effects of certain extraordinary or non-recurring events. In February 2019, the Compensation Committee determined that corporate performance goals for 2018 had been achieved at 125% of target. No bonus was earned for performance below the threshold 50% level, and no more than 200% of the target bonus could be earned for performance above the maximum level.

              The individual component of each applicable named executive officer's award is not based on achievement of any pre-established performance goals. Rather, after the year is complete, the Compensation Committee reviews each named executive officer's individual performance for 2018 and determines subjectively, after considering the recommendations made by the CEO (other than with respect to his own performance), what the Compensation Committee believes to be the appropriate payment level for the individual component of each named executive's award.

              In February 2019, the Compensation Committee reviewed our performance against our 2018 corporate objectives and each individual named executive officer's performance and determined to pay our named executive officers the following bonuses for 2018 performance:

Name	2018 Cash Bonus (% of Target Amount)	2018 Cash Bonus ($)
Jason Gorevic	125%	643,750
Mark Hirschhorn (1)	125%	478,688
Peter McClennen	125%	563,750
Adam Vandervoort	125%	188,019
Stephany Verstraete (2)	131%	184,359

(1)
Mr. Hirschhorn ceased serving as an employee on January 1, 2019. Pursuant to a separation and release of claims agreement that he entered into with us, as described below, Mr. Hirschhorn was eligible to receive the same 2018 annual bonus as if he remained actively employed through the date that 2018 bonuses are paid by us.

(2)
In determining Ms. Verstraete's 2018 cash bonus, the Compensation Committee recognized her significant contributions to increasing Teladoc Health's brand awareness among targeted audiences and driving member engagement during 2018.

Equity Awards

              We believe that providing long-term incentives in the form of equity awards encourages the named executive officers to take a long-term outlook and provides them with an incentive to manage Teladoc Health from the perspective of an owner with an equity stake in the business. By providing opportunities for the named executive officers to benefit from future successes in Teladoc Health through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align the named executive officers' interests and contributions with the long-term interests of Teladoc Health's stockholders. In addition, the Compensation Committee believes that offering meaningful equity ownership in Teladoc Health is helpful in retaining the named executive officers and other key employees. The Compensation Committee generally targets the 50th percentile relative to our peer companies in determining initial equity grants upon hire and then annually thereafter, but retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels, align the interests of named executive officers with those of stockholders or encourage retention.

              At the time of hire, executive officers are generally granted a mix of stock options and RSUs, both subject to our standard vesting schedule as described below, the size and precise terms of which are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level.

              During 2018, the Compensation Committee made grants of equity-based awards to each of our named executive officers based, in part, on their performance evaluations and in consultation with Radford. During 2018, the Compensation Committee did not have any formal policy for determining the number or type of equity-based awards to grant to named executive officers. Based upon the Compensation Committee's review of competitive market data, and taking into account the advice and information received from Radford and the CEO (except with respect to his own awards), the Compensation Committee determined to award to each of our named executive officers stock options and RSUs, and also determined to award to Messrs. Gorevic, Hirschhorn and McClennen restricted stock units that vest based on performance measures tied to adjusted EBITDA and revenue ("PSUs").

              The vesting for RSUs generally occurs over a three-year period with 33% of the award vesting in equal annual installments over such three-year period, while the vesting for stock options generally occurs over a four-year period, with 25% of the award vesting in equal annual installments over such four-year period, subject, in each case, to an executive officer's continued provision of services to Teladoc Health through each applicable vesting date. The Compensation Committee believes that annual grants of equity in the form of both RSUs, which have value regardless of appreciation in Teladoc Health's common stock, and stock options, which have value only if Teladoc Health's common stock appreciates after the date of grant, serve to align the interests of executive officers to Teladoc Health's stockholders. Our stock options may be intended to qualify as ISOs to the extent permissible under applicable provisions of the Code.

              For 2018, the Compensation Committee determined that the grants of restricted stock units to Messrs. Gorevic, Hirschhorn and McClennen would be comprised 50% of time-vested awards and 50% of performance-vested awards (based on the target number of shares of Teladoc Health's common stock that could be earned). The Compensation Committee chose this allocation of equity for the long-term awards for these named executive officers because the RSU awards that vest based on continuous employment and the passage of time promote the retention of executives, while the PSUs promote the long-term interests of our stockholders and align our executives' interests with those of our stockholders by tying the ultimate payout to performance metrics over which the executives have meaningful influence. Beginning in 2019, it is expected that grants of restricted stock units to each of our senior officers will be comprised 50% of time-vested awards and 50% of performance-vested awards (based on the target number of shares of Teladoc Health's common stock that could be earned).

              The grants of PSUs to Messrs. Gorevic, Hirschhorn and McClennen made in 2018 provide a target number of shares of Teladoc Health's common stock that would be earned at the end of the one year performance period (i) as to 50% of the target number of shares if our adjusted EBITDA for 2018 achieved its target (which we refer to as the "EBITDA PSUs") and (ii) as to 50% of the target number of shares if our annual revenue for 2018 as reported in our financial statements in accordance with GAAP achieved its target (which we refer to as the "Revenue PSUs"). No PSUs were earned for performance below the threshold 50% level, and no more than 200% of the target number of PSUs could be earned for performance above the maximum level. One-third of any earned PSUs vest immediately on the performance determination date and the remaining two-thirds vest in equal annual installments over the two-year period following the performance determination date.

              In February 2019, the Compensation Committee determined that 56% of each award of EBITDA PSUs and 154% of each award of Revenue PSUs was earned.

              The equity-based awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled "Employment, Severance and Change in Control Arrangements."

              The table below sets forth the stock options, RSUs and target number of PSUs granted to our named executive officers during 2018 and the number of PSUs that were determined to have been earned. The size of the equity awards granted to these named executive officers was determined based on the Compensation Committee's analysis of the factors described above. The stock options were granted with a per-share exercise price equal to the fair market value of a share of Teladoc Health's common stock and our typical vesting schedule described above.

Name	Number of Stock Options Granted in 2018	Number of RSUs Granted in 2018	Target Number of PSUs Granted in 2018	Number of PSUs Earned for 2018 (1)

Jason Gorevic	169,893	39,842	39,842	41,834
Mark Hirschhorn	105,965	24,849	24,849	8,697
Peter McClennen	105,965	24,849	24,849	26,092
Adam Vandervoort	55,900	11,236	—	—
Stephany Verstraete	47,300	9,507	—	—

(1)
One-third of any earned PSUs vest immediately on the performance determination date and the remaining two-thirds vest in equal annual installments over the two-year period following the performance determination date. The amount shown for Mr. Hirschhorn represents the portion of earned PSUs he retained in accordance with the terms of his separation and release of claims agreement.

Retirement, Health, Welfare and Additional Benefits

              Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full time employees, subject to the terms and eligibility requirements of those plans, except that, for 2018 we paid the full cost of the healthcare coverage for our named executive officers. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants in the 401(k) plan up to 4% of eligible annual compensation. All matching contributions are fully vested when made.

Employment Agreements

              We consider maintenance of a strong management team essential to our success. To that end, Teladoc Health recognizes that the uncertainty which may exist among management with respect to their "at-will" employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and the Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of our named executive officers has entered into an employment agreement or an executive severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. These agreements are described below under "—Potential Payments upon Termination or Change in Control."

Tax Implications

              Section 162(m) of the Code ("Section 162(m)") generally limits the tax deductibility of compensation paid by a public corporation to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. The Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee will consider tax deductibility under Section 162(m) as a factor in compensation structure to the extent applicable. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer's performance.

Stockholder Outreach and "Say-on-Pay" Advisory Vote

              We submitted two non-binding proposals to our stockholders at the 2018 Annual Meeting. These proposals consisted of a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of the named executive officers and a non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement for the 2018 Annual Meeting. Approximately 96% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of holding a non-binding advisory vote to approve the compensation of the named executive officers annually. In accordance with the results of this vote, we will hold non-binding advisory votes to approve the compensation of the named executive officers annually, including at the 2019 Annual Meeting. Approximately 86% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of the non-binding advisory vote to approve the compensation of the named executive officers at the 2018 Annual Meeting. The Compensation Committee believes this indicates that our stockholders strongly support the philosophy, strategy and objectives of our executive compensation programs. After considering this result and following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory votes to approve the compensation of the named executive officers, in making future decisions affecting the compensation of the named executive officers.

              On February 22, 2019, after discussions with many of our stockholders, we decided to amend our Bylaws to implement proxy access, which we believe strengthens our governance framework.

Stock Ownership Guidelines

              Teladoc Health encourages its executive officers and directors to purchase shares of Teladoc Health's common stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, we have adopted minimum stock ownership guidelines for certain of our executive officers and all of our non-management directors. Pursuant to those guidelines, our Chief Executive Officer, our Chief Operating Officer and certain other executive officers must hold a number of shares of Teladoc Health's common stock equal to three, two and one times such executive officer's base salary, respectively, and our non-management directors must hold a number of shares of Teladoc Health's common stock equal to three times the annual cash retainer paid to such non-management directors for board service. Our executive officers and non-management directors subject to the ownership guidelines must be in compliance with this policy by the later of February 23, 2022 or five years after they become an executive officer or non-management director of Teladoc Health, as applicable.

Insider Trading Policy

              We maintain an Insider Trading Compliance Policy that applies to all securities issued by Teladoc Health. Company officers, directors and employees are prohibited from engaging in hedging transactions, including purchasing Teladoc Health stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of Teladoc Health's equity securities.

              The Compensation Committee adopted a clawback policy, effective September 7, 2018, which applies to each of our current and former executive officers. Under the policy, recoupment of certain cash incentive compensation or equity compensation would be generally required in the event the Company restates its financial statements due to its material noncompliance with any financial reporting requirement under applicable securities laws. In the event of such restatement, the clawback policy provides for the recoupment of excess cash and equity incentive compensation received by the executive officer during the three years prior to the restatement that was granted, earned or vested based wholly or in part upon the attainment of any erroneous financial data. The policy gives the Compensation Committee discretion to determine whether a clawback of compensation should be initiated in any given case, as well as the discretion to make other determinations, including the amount of compensation to be clawed back when such amount is not clear from the information in the restatement and the form of reimbursement to the Company. In order to comply with applicable law, the clawback policy will be updated or modified as the Compensation Committee determines is necessary to comply with final clawback rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Compensation Committee Report

              The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mr. Thomas McKinley (Chairman)
Mr. Brian McAndrews
Mr. Arneek Multani
Mr. David Shedlarz
Mr. David B. Snow

2018 Summary Compensation Table

              The following table lists the annual compensation for Teladoc Health's Chief Executive Officer during 2018, Chief Financial Officer during 2018 and its three other most-highly compensated executive officers as of December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)

Mr. Jason Gorevic	2018	511,250	—	3,071,818		3,080,863		643,750	21,641	(3)	7,329,322
Chief Executive Officer	2017	500,000	—	1,525,000		4,293,406		750,000	36,036		7,104,442
	2016	500,000	—	—		2,668,669		400,000	37,902		3,606,571

Mr. Mark Hirschhorn	2018	411,625	—	2,047,363	(4)	2,618,788	(4)	478,688	21,641	(5)	5,578,104
Former EVP, COO and CFO	2017	370,000	263,492	584,685		1,813,127		203,704	36,036		3,271,044
	2016	350,435	—	—		819,776		—	37,902		1,208,113

Mr. Peter McClennen	2018	465,177	—	1,915,896		1,920,503		563,750	21,641	(3)	4,886,967
President	2017	175,417	—	3,735,304		5,411,643		378,500	3,968		9,704,832

Mr. Adam Vandervoort	2018	331,032	—	433,148		1,013,560		188,019	21,641	(3)	1,987,400
Chief Legal Officer	2017	318,270	126,334	388,221		737,222		108,890	25,236		1,704,173
	2016	309,000	—	—		243,051		101,846	25,236		679,133

Ms. Stephany Verstraete	2018	309,901	—	366,495		857,647		184,359	13,451	(6)	1,731,853
Chief Marketing Officer

(1)
Represents the aggregate grant date fair value of stock and options awards, respectively, granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 14 to Teladoc Health's audited consolidated financial statements included in Teladoc Health's Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the SEC on February 27, 2019. The maximum possible value of the 2018 PSUs, based on the closing price per share of Teladoc Health's common stock on the date they were granted ($38.55), was as follows: $3,071,818 for Mr. Gorevic, $1,915,935 for Mr. Hirschhorn, and $1,915,935 for Mr. McClennen. For additional information regarding the stock-based awards granted to the named executive officers in 2018, refer to the 2018 Grants of Plan-Based Awards table.

(2)
Amounts listed were earned under our annual cash incentive program.

(3)
Includes company matching contributions to the named executive officer's 401(k) plan account of $11,000 and company-paid health insurance premiums on named executive officer's behalf of $10,641.

(4)
The vesting of certain equity awards held by Mr. Hirschhorn was accelerated pursuant to the separation and release of claims agreement that we entered into with him. Amounts shown include the incremental fair value of the modified stock and option awards, computed as of the modification date in accordance with ASC Topic 718.

(5)
Mr. Hirschhorn ceased serving as an employee of Teladoc Health on January 1, 2019. The amount shown includes company matching contributions to the named executive officer's 401(k) plan account of $11,000 and company-paid health insurance premiums on named executive officer's behalf of $10,641, but excludes severance amounts paid or payable to Mr. Hirschhorn upon his resignation pursuant to the separation and release of claims agreement that we entered into with him.

(6)
Includes company matching contributions to Ms. Verstraete's 401(k) plan account of $6,489 and company-paid health insurance premiums on Ms. Verstraete's behalf of $6,962.

2018 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number	Exercise or Base Price	Grant Date Fair
			Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock or Units	of Securities Underlying Options	of Option Awards	value of Stock and Option Awards
Name	Incentive Plan (1)	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($) (7)
Jason Gorevic	Incentive Award Plan	3/1/2018(2)								169,893	38.55	3,080,863
	Incentive Award Plan	3/1/2018(3)				19,921	39,842	79,684				3,071,818
	Incentive Award Plan	3/1/2018(4)							39,842			1,535,909
	Bonus Plan			515,000
Mark Hirschhorn	Incentive Award Plan	3/1/2018(2)								105,965	38.55	1,920,503
	Incentive Award Plan	3/1/2018(3)				12,425	24,849	49,698				1,915,858
	Incentive Award Plan	3/1/2018(4)							24,849			957,929
	Bonus Plan			382,950
		12/31/2018(5)										698,285
		12/31//2018(6)										131,466
Peter McClennen	Incentive Award Plan	3/1/2018(2)								105,965	38.55	1,920,503
	Incentive Award Plan	3/1/2018(3)				12,425	24,849	49,698				1,915,858
	Incentive Award Plan	3/1/2018(4)							24,849			957,929
	Bonus Plan			451,000
Adam Vandervoort	Incentive Award Plan	3/1/2018(2)								55,900	38.55	1,013,560
	Incentive Award Plan	3/1/2018(4)							11,236			433,148
	Bonus Plan			133,702
Stephany Verstraete	Incentive Award Plan	3/1/2018(2)								47,300	38.55	857,647
	Incentive Award Plan	3/1/2018(4)							9,507			366,495
	Bonus Plan			125,454

(1)
The award was granted under Teladoc Health's 2015 Incentive Award Plan, or Incentive Award Plan, or Teladoc Health's annual cash bonus program, as indicated in this column.

(2)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(3)
The award is earned based on our attainment of adjusted EBITDA and revenue targets and, to the extent earned, vests as to one-third of any earned PSUs immediately on the date that the Compensation Committee determines the performance conditions have been satisfied and as to the remaining two-thirds in equal annual installments over the two-year period following the performance determination date, as described above in the section titled "Compensation Discussion & Analysis—Elements of Compensation—Equity Awards," and subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(4)
The award vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(5)
The vesting of certain option awards held by Mr. Hirschhorn was accelerated pursuant to the separation and release of claims agreement that we entered into with him. The amount shown represents the incremental fair value of the modified option awards, computed as of the modification date in accordance with ASC Topic 718.

(6)
The vesting of certain stock awards held by Mr. Hirschhorn was accelerated pursuant to the separation and release of claims agreement that we entered into with him. The amount shown represents the incremental fair value of the modified stock awards, computed as of the modification date in accordance with ASC Topic 718.

(7)
Amounts in this column reflect the aggregate grant date fair value of awards granted during 2018 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are included in Note 12 to Teladoc Health's Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the SEC on February 27, 2019.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date		Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jason Gorevic	3/1/2018	(1)	—	169,893	38.55	3/1/2028
	3/1/2018	(2)					39,842	1,974,968
	3/1/2018	(3)							79,684	3,949,936
	3/3/2017	(1)	177,012	227,588	22.30	3/3/2027
	5/25/2017	(4)					37,500	1,858,875
	3/7/2016	(1)	275,000	125,000	12.21	3/7/2026
	12/22/2014	(1)	122,243	—	6.01	12/22/2024
	12/11/2013		67,205	—	1.67	12/11/2023
	12/11/2013		79,618	—	1.67	12/11/2023
	4/16/2012		58,156	—	1.07	4/16/2022
Mark Hirschhorn	3/1/2018	(1)		35,322	38.55	3/1/2028
	3/1/2018	(2)					8,283	410,588
	3/1/2018	(3)							49,698	2,463,530
	3/3/2017	(1)	27,618	—	22.30	3/3/2027
	5/25/2017	(4)					4,792	237,539
	9/16/2016	(5)	5,833	—	18.98	9/16/2026
	3/7/2016	(5)	26,609	—	12.21	3/7/2026
	12/22/2014	(6)	15,988	—	6.01	12/22/2024
	9/10/2014	(7)	4,101	—	6.01	9/10/2024
	12/11/2013	(8)	500	—	1.67	12/11/2023
	12/11/2013	(8)	3,507	—	1.67	12/11/2023
Peter McClennen	3/1/2018	(2)					24,849	1,231,765
	3/1/2018	(1)	—	105,965	38.55	3/1/2028
	3/1/2018	(3)							49,698	2,463,530
	7/14/2017	(9)	—	61,660	35.45	7/14/2027
	7/14/2017	(9)					29,412	1,457,953
	11/3/2017	(1)	4,711	164,885	32.50	11/3/2027
	11/3/2017	(10)					38,077	1,887,477
Adam Vandervoort	3/1/2018	(1)	—	55,900	38.55	3/1/2028
	3/1/2018	(2)					11,236	556,969
	3/3/2017	(1)	—	39,062	22.30	3/3/2027
	5/25/2017	(4)					5,858	290,381
	6/14/2017	(10)					3,409	168,984
	3/7/2016	(1)	—	13,703	12.21	3/7/2026
	5/29/2015	(1)	456	2,278	9.60	5/29/2025
	2/25/2015	(1)	2,734	5,468	8.71	2/25/2025
Stephany Verstraete	3/1/2018	(1)	—	47,300	38.55	3/1/2028
	3/1/2018	(2)					9,507	471,262
	3/3/2017	(1)	30,012	38,588	22.30	3/3/2027
	1/4/2016	(1)	77,521	35,479	17.99	1/1/2026
	5/25/2017	(4)					5,775	286,267

(1)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(2)
The award vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(3)
The award is earned based on our attainment of adjusted EBITDA and revenue targets and, to the extent earned, vests as to one-third of any earned PSUs immediately on the date that the Compensation Committee determines the performance conditions have been satisfied and as to the remaining two-thirds in equal annual installments over the two-year period following the performance determination date, as described above in the section titled "Compensation Discussion & Analysis—Elements of Compensation—Equity Awards," and subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(4)
The award vests in four equal annual installments, with the first such installment occurring on March 3, 2018, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(5)
The option vests as to 25% of the total shares underlying the option on the second anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(6)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date, as to 25% of the total shares underlying the option in equal monthly installments over the ensuing 12 months, and as to 50% of the total shares underlying the option in 24 equal monthly installments commencing on January 22, 2018, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(7)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and as to the remainder, in 36 equal monthly installments, with such installments commencing on October 10, 2014 and ending on September 10, 2018, with no such installments vesting between January 1, 2017 and January 1, 2018, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(8)
The option vests as to 25% of the total shares underlying the option on January 1, 2016 and as to the remainder, in 36 equal monthly installments, with such installments commencing on February 1, 2016 and ending on September 10, 2021, with no such installments vesting between January 1, 2017 and January 1, 2018, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(9)
The award vests in two equal annual installments on each of the first two anniversaries of the grant date, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

(10)
The award vests in four equal annual installments on each of the first four anniversaries of the grant date, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled "Potential Payments upon Termination or Change in Control."

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason Gorevic	157,535	7,458,921	12,500	524,375
Mark Hirschhorn	275,004	9,526,106	4,793	201,066
Peter McClennen	118,192	3,809,235	42,104	2,864,430
Adam Vandervoort	96,033	3,839,613	3,089	150,770
Stephany Verstraete	18,000	1,022,347	1,925	80,754

2018 Pension Benefits

              None of our named executive officers participated in any defined benefit pension plans in 2018.

2018 Nonqualified Deferred Compensation

              None of our named executive officers participated in any non-qualified deferred compensation plans in 2018.

Potential Payments upon Termination or Change in Control

              We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of Teladoc Health. The amount of compensation payable to each named executive officer in these situations is described below.

Employment, Severance and Change in Control Arrangements

              Each of our named executive officers has entered into an employment or severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health.

Jason Gorevic

              Our employment agreement with Mr. Gorevic is for an unspecified term and entitles him to an annual target bonus opportunity of 100% of his annual base salary. In addition, Mr. Gorevic is eligible to earn a potential bonus for over-performance of at least 150% of his annual base salary.

              In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period. If the termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

              Mr. Gorevic's employment agreement contains restrictive covenants pursuant to which Mr. Gorevic has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment, provided that Mr. Gorevic may perform services for competitors with multiple lines of business if he (i) does not participate in any material respect in the competing business and, (ii) if multiple lines of business report to Mr. Gorevic, any competing business lines account for less than 15% of the net revenue over the prior year for the business lines reporting to him.

              For purposes of Mr. Gorevic's employment agreement:

  •
  "Cause" generally means, subject to certain notice requirements and cure rights, Mr. Gorevic's (i) breach of his duty of loyalty or his willful breach of his duty of care to us; (ii) material failure or refusal to comply with reasonable written policies, standards and regulations established by the Board; (iii) commission of a felony, an act of theft, embezzlement or misappropriation of our funds or property of material value or an act of fraud involving us; (iv) willful misconduct or gross negligence which causes or reasonably could cause material harm to our standing, condition or reputation; (v) material violation of our code of ethics or written policies concerning harassment or discrimination; or (vi) material breach of his confidentiality agreement with us or a material provision of his employment agreement.

  •
  "Good reason" generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of Mr. Gorevic's base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) removal from the Board; (iv) a requirement that he relocate his residence outside of Rye, New York or relocate his principal place of employment outside of the New York City metropolitan area; or (v) our material breach of the employment agreement.

Mark Hirschhorn

              Our employment agreement with Mr. Hirschhorn was for an unspecified term and entitled him to an annual target bonus opportunity in an amount determined by the Board or the Compensation Committee in its discretion.

              In the event Mr. Hirschhorn was terminated by us without cause or he resigned for good reason, subject to his timely executing a release of claims in our favor, he was entitled to receive: (i) 12 months of continued base salary and life insurance; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of time-based equity awards scheduled to vest within six months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If Mr. Hirschhorn's termination occurred within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he would have been entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to his base salary plus target bonus opportunity; (ii) 12 months of continued life insurance; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

              The employment agreement contains restrictive covenants pursuant to which Mr. Hirschhorn has agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.

              For purposes of the employment agreement, "cause" has the same meaning as in Mr. Gorevic's employment agreement.

              "Good reason" generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of Mr. Hirschhorn's base salary (except for a reduction applicable to the management team generally); (ii) a material reduction in Mr. Hirschhorn's overall responsibilities or authority, or scope of duties; (iii) a requirement that Mr. Hirschhorn relocate his principal place of employment outside of the New York City metropolitan area; or (iv) our material breach of the employment agreement. Any change or action or inaction incident to a future separation of the roles of Chief Operating Officer and Chief Financial Officer in which Mr. Hirschhorn retains either such title and attendant responsibilities does not constitute "good reason" for purposes of his employment agreement.

              Mr. Hirschhorn's employment with us terminated on January 1, 2019, and, pursuant to a separation and release of claims agreement that we entered into with him, Mr. Hirschhorn became entitled to the severance payments and benefits provided under his employment agreement as if he resigned for "good reason." Pursuant to this separation agreement, Mr. Hirschhorn was also eligible to receive the same 2018 annual bonus as if he remained actively employed through the date that 2018 bonuses are paid by us.

Peter McClennen, Adam Vandervoort and Stephany Verstraete

              We have entered into executive severance agreements with Peter McClennen, Adam Vandervoort and Stephany Verstraete. In the event that Messrs. McClennen or Vandervoort or Ms. Verstraete is terminated by us without cause or he or she resigns for good reason, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) six months (or, for Mr. McClennen, 12 months) of continued base salary; (ii) up to six months (or, for Mr. McClennen, 12 months) of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) for Mr. McClennen, accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period.

              If Mr. Vandervoort's or Ms. Verstraete's termination occurs within 12 months following a change in control, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) nine months of continued base salary; (ii) up to nine months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 75% of the target bonus payment for the year of termination; and (iv) accelerated vesting of his or her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

              If Mr. McClennen's termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described above: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 100% of the target bonus payment for the year of termination, (iv) a pro rata portion of the bonus he would have earned for the year of termination and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

              The executive severance agreements contain restrictive covenants pursuant to which each of Messrs. McClennen and Vandervoort and Ms. Verstraete has agreed to refrain from competing with us or soliciting our employees or customers following his or her termination of employment for a period of 12 months.

              For purposes of the employment agreements, "cause" has the same meaning as in Mr. Gorevic's employment agreement.

              "Good reason" generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his or her base salary and target bonus without his or her consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his or her overall responsibilities or authority, or scope of duties, except following a change in control in certain circumstances; (iii) a requirement that he or she relocate his or her principal place of employment to a location that is more than 75 miles from the location immediately prior to such change; or (iv) a failure to obtain a successor in a change in control to assume the agreement.

PSU Awards

              The grants of PSUs to Messrs. Gorevic, Hirschhorn and McClennen in 2018 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of (i) 100% of the target number of PSUs or (ii) the sum of the number of earned EBITDA PSUs and Revenue PSUs using Teladoc Health's expected full year performance based on its then current year-to-date results. One-third of the earned PSUs will vest on the change in control date and the remaining two-thirds will vest in equal annual installments over the two-year period following the change in control date.

Quantification of Potential Payments upon Termination or a Change in Control

              The following table shows potential payments to our named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2018 for various scenarios involving a change in control or termination of employment, assuming a

December 31, 2018 termination or transaction date and, where applicable, using the closing price of our Common Stock of $49.57 (as reported on the NYSE as of December 31, 2018).

Form of Payment
Name/Triggering Event	Cash Severance ($) (1)	Benefit Continuation ($)	Life Insurance ($)	Equity Awards ($) (2)	Total($)

Jason Gorevic (3)
Involuntary Termination	1,416,250	45,548	450	9,292,805	10,755,053
Termination after Change in Control	2,188,750	45,548	450	18,666,260	20,901,007
Change in Control (4)	-	-	-	691,237	691,237
Mark Hirschhorn (5)
Involuntary Termination	425,500	30,365	300	4,165,322	4,621,487
Termination after Change in Control	1,287,138	30,365	300	12,772,627	14,090,430
Change in Control (4)	-	-	-	431,110	431,110
Peter McClennen (6)
Involuntary Termination	451,000	30,365	-	1,668,594	2,149,959
Termination after Change in Control	1,465,750	30,365	-	10,661,920	12,158,035
Change in Control (4)	-	-	-	431,110	431,110
Adam Vandervoort (7)
Involuntary Termination	167,128	15,183	-	-	182,311
Termination after Change in Control	363,503	22,774	-	3,523,991	3,910,268
Stephany Verstraete (8)
Involuntary Termination	156,818	9,613	-	-	166,431
Termination after Change in Control	341,078	14,420	-	3,451,496	3,806,994

(1)
Because this table assumes the given event occurred on December 31, 2018, the prorated amounts shown in this column reflect the full 2018 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on date the event occurred.

(2)
For stock options, reflects the excess of the market price of $49.57 of our Common Stock on December 31, 2018 over the exercise price of the stock option, multiplied by the number of unvested shares which vest upon the given event. For RSUs and PSUs, reflects the market price of $49.57 of our Common Stock on December 31, 2018 multiplied by the number of unvested shares which vest upon the given event.

(3)
In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period. If the termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs or (ii) the sum of the number of earned EBITDA PSUs and Revenue PSUs using Teladoc Health's expected full year performance based on its then current year-to-date results.

(4)
The grants of PSUs to Messrs. Gorevic, Hirschhorn and McClennen in 2018 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of (i) 100% of the target number of PSUs or (ii) the sum of the number of earned EBITDA PSUs and Revenue PSUs using Teladoc Health's expected full year performance based on its then current year-to-date results. One-third of the earned PSUs will vest on the change in control date and the remaining two-thirds will vest in equal annual installments over the two-year period following the change in control date. The amounts shown in this row reflect vesting of one-third of the PSUs that were actually earned by the named executive officer for 2018.

(5)
In the event Mr. Hirschhorn had been terminated by us on December 31, 2018 without cause or he resigned for good reason, subject to his timely executing a release of claims in our favor, he would have been entitled to receive: (i) 12 months of continued base salary and life insurance; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of time-based equity awards scheduled to vest within six months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If Mr. Hirschhorn's termination had occurred within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he would have been entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to his base salary plus target bonus opportunity; (ii) 12 months of continued life insurance; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs or (ii) the sum of the number of earned EBITDA PSUs and Revenue PSUs using Teladoc Health's expected full year performance based on its then current year-to-date results.

(6)
In the event that Mr. McClennen is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If Mr. McClennen termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination, (v) a pro rata portion of the bonus he would have earned for the year of termination and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs or (ii) the sum of the number of earned EBITDA PSUs and Revenue PSUs using Teladoc Health's expected full year performance based on its then current year-to-date results.

(7)
In the event that Mr. Vandervoort is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) six months of continued base salary; (ii) up to six months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) any earned but unpaid bonus for the year prior to the year of termination. If Mr. Vandervoort's termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) nine months of continued base salary; (ii) up to nine months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 75% of the target bonus payment for the year of termination; and (iv) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(8)
In the event that Ms. Verstraete is terminated by us without cause or she resigns for good reason, subject to her timely executing a release of claims in our favor, she is entitled to receive: (i) six months of continued base salary; (ii) up to six months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) any earned but unpaid bonus for the year prior to the year of termination. If Ms. Verstraete's termination occurs within 12 months following a change in control, subject to her timely executing a release of claims in our favor, she is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) nine months of continued base salary; (ii) up to nine months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 75% of the target bonus payment for the year of termination; and (iv) accelerated vesting of her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Gorevic, our Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.

              Mr. Gorevic had 2018 annual total compensation of $7,329,322 as reflected in the Summary Compensation Table included in this proxy statement. Our median employee's annual total compensation for 2018 was $76,007, as determined in the same manner as the total compensation for Mr. Gorevic. Based on this information, for 2018, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was 1 to 96.

              To identify the median employee from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all Company employees, including international employees and those working less than 40 hours per week, except that, in accordance with Item 402(u) of Regulation S-K, we excluded approximately 671 individuals who became Teladoc Health employees on May 31, 2018 as a result of Teladoc Health's acquisition of Advance Medical.

Compensation Risk Assessment

              Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Teladoc Health. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten Teladoc Health. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management's conclusion.

Equity Compensation Plan Information

              The following table sets forth certain information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column) (2)
Equity compensation plans approved by security holders (3)	7,656,394	(4)	$19.25	3,695,900	(5)
Equity compensation plans not approved by security holders (6)	706,516	(7)	$19.08	498,515
Total	8,362,910		$19.23	4,194,415

(1)
As of December 31, 2018, the weighted-average exercise price of outstanding options under the Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (as amended, the "Prior Plan") was $5.97, the weighted-average exercise price of outstanding options under the Incentive Award Plan was $24.72 and the weighted-average exercise price of outstanding options under the Inducement Plan was $37.39. Does not take into consideration the shares issuable upon vesting of outstanding RSUs or PSUs, which have no exercise price.

(2)
Pursuant to the terms of the Incentive Award Plan, the number of shares of common stock available for issuance under the Incentive Award Plan automatically increases on each January 1 until and including January 1, 2021, by an amount equal to the lesser of (a) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. Pursuant to the terms of the Employee Stock Purchase Plan, the number of shares of common stock available for issuance under the Employee Stock Purchase Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of (a) 93,617 shares, (b) 0.25% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by the Board.

(3)
Consists of the Prior Plan, the Incentive Award Plan and the Employee Stock Purchase Plan.

(4)
Includes 825,608 outstanding options to purchase stock under the Prior Plan, 5,760,572 outstanding options to purchase stock under the Incentive Award Plan, 76,623 shares subject to outstanding PSUs (which number represents the number of shares actually earned under the PSUs, as determined by the Compensation Committee in February 2019) and 1,070,214 outstanding RSUs (excluding the PSUs) under the Incentive Award Plan.

(5)
As of December 31, 2018, a total of 3,263,370 shares of stock were available for issuance under the Incentive Award Plan, a total of 432,530 shares of stock were available for issuance (of which no shares were subject to outstanding purchase rights) under our Employee Stock Purchase Plan and no shares of stock were available for issuance under the Prior Plan.

(6)
Consists of the Inducement Plan.

(7)
Includes 360,523 outstanding options to purchase stock and 345,993 outstanding RSUs under the Inducement Plan.

AUDIT COMMITTEE REPORT

              This report is submitted by the Audit Committee of the Board of Directors (the "Board") of Teladoc Health, Inc. (the "Company"). The Audit Committee consists of the four directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board has designated Messrs. Shedlarz and Goldstein as "audit committee financial experts," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board and available on our website at ir.teladochealth.com by clicking through "Corporate Governance."

              The Audit Committee's general role is to assist the Board in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

              The Audit Committee has reviewed the Company's consolidated financial statements for 2018 and met with management, as well as with representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

              In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

              Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2018 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

              The information contained in this Audit Committee Report shall not be deemed to be "soliciting material," "filed" or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee Members

Mr. David Shedlarz (Chairman)
Mr. Michael Goldstein
Mr. Brian McAndrews
Mr. Arneek Multani

 AUDIT AND NON-AUDIT FEES

              The following table sets forth fees for services Ernst & Young LLP provided to Teladoc Health during 2018 and 2017:

	2018	2017
Audit fees	$2,140,280	$1,550,294
Audit-related fees	$75,000	$440,800
Tax fees	$400,100	50,000
All other fees	$—	$995

Total	$2,615,380	$2,042,089

•
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.

•
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees."

•
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

•
All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

              In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

              In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

              The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

 OTHER MATTERS

              Our Bylaws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we have not received any such notice that was not voluntarily withdrawn. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Interests of Certain Persons in Matters to Be Acted On

              No director or executive officer of Teladoc Health who has served in such capacity since January 1, 2018, or any associate of any such director or officer, to the knowledge of the executive officers of Teladoc Health, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this proxy statement.

Proxy Solicitation

              Teladoc Health will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, Teladoc Health expects that its directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Teladoc Health will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Procedures for Submitting Stockholder Proposals

              Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to April 19, 2020. Accordingly, stockholder proposals must be received no later than December 21, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

              Additionally, our Bylaws provide that stockholders desiring to nominate a director, including director nominees pursuant to our proxy access bylaws or special meeting, or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2020 annual meeting, any notification must be made no earlier than January 31, 2020, and no later than March 1, 2020. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

By order of the Board of Directors,

Adam C. Vandervoort Chief Legal Officer and Secretary

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/TDOC2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years. TELADOC HEALTH, INC. ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 10577 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E72908-P16873 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TELADOC HEALTH, INC. The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Elect eleven directors, each for a term of one year. Nominees: 01) 02) 03) 04) 05) 06) Ms. Helen Darling Mr. William H. Frist, MD Mr. Michael Goldstein Mr. Jason Gorevic Mr. Brian McAndrews Mr. Thomas G. McKinley 07) 08) 09) 10) 11) Mr. Arneek Multani Mr. Kenneth H. Paulus Mr. David Shedlarz Mr. David B. Snow, Jr. Mr. Mark Douglas Smith, MD For Against Abstain ! ! ! ! ! ! 2. Approve, on an advisory basis, the compensation of Teladoc Health's named executive officers. 3. Ratify the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019. 4. Transact any other business that may properly come before the meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E72909-P16873 TELADOC HEALTH, INC. Annual Meeting of Stockholders May 30, 2019 2:00 PM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Gabriel Cappucci, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 30, 2019, via the Internet at www.virtualshareholdermeeting.com/TDOC2019, and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2019. TELADOC HEALTH, INC. XXXX XXXX XXXX XXXX (located on the following page). TELADOC HEALTH, INC. ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 10577 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E72914-P16873 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 5, 2019 Date: May 30, 2019 Time: 2:00 PM, EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/TDOC2019 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/TDOC2019 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How to Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E72915-P16873 Vote By Internet: Before the Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During the Meeting: Go to www.virtualshareholdermeeting.com/TDOC2019. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 16, 2019 to facilitate timely delivery.

The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3. 1. Elect eleven directors, each for a term of one year. Nominees: 01) 02) 03) 04) 05) 06) Ms. Helen Darling Mr. William H. Frist, MD Mr. Michael Goldstein Mr. Jason Gorevic Mr. Brian McAndrews Mr. Thomas G. McKinley 07) 08) 09) 10) 11) Mr. Arneek Multani Mr. Kenneth H. Paulus Mr. David Shedlarz Mr. David B. Snow, Jr. Mr. Mark Douglas Smith, MD 2. Approve, on an advisory basis, the compensation of Teladoc Health's named executive officers. 3. Ratify the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2019. 4. Transact any other business that may properly come before the meeting or any adjournments thereof. E72916-P16873 Voting Items

Voting Items

   Nominees:

   01) Ms. Helen Darling
   02) Mr. William H. Frist, MD
   03) Mr. Michael Goldstein
   04) Mr. Jason Gorevic
   05) Mr. Brian McAndrews
   06) Mr. Thomas G. McKinley
   07) Mr. Arneek Multani
   08) Mr. Kenneth H. Paulus
   09) Mr. David Shedlarz
   10) Mr. David B. Snow, Jr.
   11) Mr. Mark Douglas Smith, MD

E72916-P16873

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